Exhibit 10.1
PURCHASE AGREEMENT
by and among
TEA LEAF ACQUISITION CORP.,
as Purchaser
and
CHINA MIST BRANDS, INC.,
as the Seller,
CERTAIN STOCKHOLDERS OF THE SELLER WHO ARE PARTIES HERETO,
Solely for Purposes of Article X, Daniel W. Schweiker and John S. Martinson,
and
Daniel W. Schweiker,
as the Sellers’ Representative
September 9, 2016

147946

TABLE OF CONTENTS
Page

DEFINITIONS; CONSTRUCTION	1
Section 1.1Definitions    1
Section 1.2Construction    12
Section 1.3Accounting Terms    13

PURCHASE AND SALE	13
Section 2.1Purchase and Sale; Assumed Liabilities; Excluded Liabilities    13
Section 2.2Return of Excluded Assets    17
Section 2.3Allocation of Assets and Liabilities    17

Consideration; ADJUSTMENTS	17
Section 3.1Consideration    17
Section 3.2Closing Payment    18
Section 3.3Working Capital Adjustment    18
Section 3.4Earn-Out    20
Section 3.5Consents and Waivers; Further Assurances    21

REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES	22
Section 4.1Organization    23
Section 4.2Authorization    23
Section 4.3Absence of Restrictions and Conflicts    25
Section 4.4Real Property.    26

Section 4.5Title to Assets; Related Matters.    27
Section 4.6Financial Statements    27
Section 4.7No Undisclosed Liabilities    28
Section 4.8Absence of Certain Changes    28
Section 4.9Legal Proceedings    28
Section 4.10Compliance with Law    28
Section 4.11Material Contracts    28
Section 4.12Tax Returns; Taxes    31
Section 4.13Officers and Employees    32
Section 4.14Company Benefit Plans    33
Section 4.15Labor Relations    34
Section 4.16Insurance Policies    34
Section 4.17Environmental Matters    35
Section 4.18Intellectual Property    36
Section 4.19Transactions with Affiliates    36
Section 4.20Undisclosed Payments    37
Section 4.21Customer Relations    37
Section 4.22Supplier Relations    37
Section 4.23Accounts Receivable; Accounts Payable.    37
Section 4.24Licenses.    38
Section 4.25Product and Services Warranties; Warranty Claims    38
Section 4.26Inventories    39

2

Section 4.27Regulatory and Certification Compliance    39
Section 4.28Import/Export    40
Section 4.29Ethical Practices    41
Section 4.30Brokers and Finders    41
Section 4.31Solvency    41

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERs	42
Section 5.1Organization    42
Section 5.2Authorization    42
Section 5.3Absence of Restrictions and Conflicts    42

CERTAIN COVENANTS AND AGREEMENTS	43
Section 6.1Conduct of the Business    43
Section 6.2Inspection and Access to Information    46
Section 6.3Notices of Certain Events    46
Section 6.4Interim Financials    47
Section 6.5No Solicitation of Transactions    47
Section 6.6Reasonable Efforts; Further Assurances; Cooperation    47
Section 6.7Public Announcements    48
Section 6.8Company Benefit Plans and Employment Agreements    48
Section 6.9[RESERVED]    49
Section 6.10Tax Matters    49
Section 6.11Accounts    51

3

Section 6.12Payment of Other Excluded Liabilities    51
Section 6.13Employees and Employee Benefits    51
Section 6.14Confidentiality    53
Section 6.15Use of Names; Dissolution of Tea Packers    53

Conditions to closing	53
Section 7.1Conditions to Obligations of the Purchaser    53
Section 7.2Conditions to Obligations of the Seller Parties    55

CLOSING	56
Section 8.1Closing    56
Section 8.2Seller Parties’ Closing Deliveries    56
Section 8.3Purchaser’s Closing Deliveries    58

TERMINATION	59
Section 9.1Termination    59
Section 9.2Specific Performance and Other Remedies    59
Section 9.3Effect of Termination    60

INDEMNIFICATION	60
Section 10.1Indemnification Obligations of the Seller Parties    60
Section 10.2Indemnification Obligations of Purchaser    60
Section 10.3Indemnification Procedures    61
Section 10.4Claims Period    63

4

Section 10.5Liability Limits    64
Section 10.6Escrow    64
Section 10.7Payment of Claims    65
Section 10.8Exclusive Remedy    65
Section 10.9Fraud or Intentional and Willful Misconduct    65
Section 10.10Tax Treatment of Indemnity Payments    65
Section 10.11[RESERVED]    65
Section 10.12Mitigation; Calculation of Losses    65

MISCELLANEOUS PROVISIONS	66
Section 11.1Notices    66
Section 11.2Schedules and Exhibits    67
Section 11.3Binding Effect; Assignment    67
Section 11.4Amendment; Modification    67
Section 11.5Governing Law    67
Section 11.6Captions    68
Section 11.7Dispute Resolution; Arbitration    68
Section 11.8Ancillary Proceedings    68
Section 11.9Waiver of Jury Trial    68
Section 11.10Attorneys’ Fees    69
Section 11.11Severability    69
Section 11.12Counterparts    69
Section 11.13Third-Party Beneficiary    69

5

Section 11.14Waiver        69
Section 11.15Integration    69
Section 11.16Transaction Costs    69
Section 11.17Sellers’ Representative    70
LIST OF EXHIBITS
Exhibit A    Persons with Knowledge
Exhibit B    Form of Escrow Agreement
Exhibit C    Form of Bill of Sale
Exhibit D    Form of Assumption Agreement
Exhibit E    Form of Assignment of Lease
Exhibit F    Form of Non-Competition Agreement
Exhibit G    Form of Schweiker Consulting LLC Consulting Agreement
Exhibit H    Form of Marburn LLC Consulting Agreement

6

PURCHASE AGREEMENT
This PURCHASE AGREEMENT (this “Agreement”), dated as of September 9, 2016, is made and entered into by and among Tea Leaf Acquisition Corp., a Delaware corporation (the “Purchaser”), China Mist Brands, Inc., an Arizona corporation (“China Mist” or “Seller”), certain stockholders of China Mist executing this Agreement (the “Party Stockholders” and, together with the Seller, the “Seller Parties”), solely for purposes of Article X, Daniel W. Schweiker (“Schweiker”) and John S. Martinson (“Martinson”), individually, and Daniel W. Schweiker, in his capacity as the Sellers’ Representative. The Purchaser, the Seller and the Party Stockholders are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”
W I T N E S S E T H:
WHEREAS, the Seller is engaged in the business of manufacturing, processing, packaging, marketing, distributing and selling tea and related business activities (the “Business”);
WHEREAS, the Seller owns all right, title and interest in and to all of the Purchased Assets (as defined below);
WHEREAS, the Purchased Assets constitute substantially all of the assets used or held for use by the Seller or any of its Affiliates in the conduct of the Business as conducted as of the date hereof;
WHEREAS, on the terms and subject to the conditions set forth herein, the Parties desire to enter into this Agreement, pursuant to which, among other things, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Purchased Assets (such transaction, the “Acquisition”); and
WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Acquisition.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, each Party hereby agrees:

Article I
DEFINITIONS; CONSTRUCTION
Section 1.1
    Definitions. The following terms, as used herein, have the following meanings:
“AAA” has the meaning set forth in Section 11.7.
“Acquisition” has the meaning set forth in the Recitals.
“Action” means any claim, action, suit, inquiry, proceeding, audit or investigation by or before any Governmental Entity, or any other arbitration, mediation or similar proceeding.
“Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.
“Agreement” has the meaning set forth in the Preamble.
“Allocation Schedule” has the meaning set forth in Section 6.10(c).
“Assignment of Lease” has the meaning set forth in Section 8.2(d).
“Assumed Contracts” has the meaning set forth in Section 2.1(a)(v).
“Assumed Liabilities” has the meaning set forth in Section 2.1(c).
“Assumed Plans” has the meaning set forth in Section 2.1(a).
“Assumption Agreement” has the meaning set forth in Section 8.2(c).
“Balance Sheet” means the unaudited balance sheet of the Seller as of the Balance Sheet Date included in the Financial Statements.
“Balance Sheet Date” means June 30, 2016.
“Base Amount” has the meaning set forth in Section 3.1.
“Basket” has the meaning set forth in Section 10.5(a).
“Bill of Sale” has the meaning set forth in Section 8.2(b).
“Business” has the meaning set forth in the Recitals.
“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of Dallas is closed.
“Business Records” means all books, records, ledgers and files or other similar information of the Seller (in any form or medium) related to, used or held for use in connection with the Business as currently conducted, including all client lists, vendor and supplier lists, correspondence, mailing lists, revenue records, invoices, advertising materials, brochures, records of operation, standard forms of documents, manuals of operations or business procedures, photographs, blueprints, research files and materials, data books, Company Intellectual Property disclosures and information, media materials, accounting records and litigation files (but excluding the organization documents, minute and stock record books and corporate seals of the Seller and records more than three years old that are immaterial to the current operation of the Business).
“Cap” has the meaning set forth in Section 10.5(a).
“CERCLA” means the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9607 et seq. and the rules and regulations promulgated thereunder.
“Change of Control Payments” means the aggregate amount payable (including “success fees” or bonuses, severance payments, increased payments or benefits, accelerated vesting and any amounts payable to offset any excise Taxes imposed under Section 4999 of the Code and any related income Taxes) by Seller (a) to any third party as a result of the transactions contemplated by this Agreement or (b) to or for the benefit of current or former officers, directors, employees or contractors of Seller, including (i) accrued and unpaid bonuses as of the date hereof and (ii) amounts payable (whether prior to, on or following the date hereof) pursuant to any applicable agreement (whether written or oral) or other governing document or policy as a result of the transactions contemplated by this Agreement, in the case of both clauses (a) and (b) above, to the extent not paid prior to the Closing Date.
“Changes” has the meaning set forth in Section 6.3.
“Claim” has the meaning set forth in Section 10.6.
“Claims Period” means the period during which a claim for indemnification may be asserted hereunder by an Indemnified Party.
“Closing” means the consummation of the transactions contemplated by this Agreement as set forth in Section 8.1.
“Closing Date” has the meaning set forth in Section 8.1.
“Closing Payment Deficiency” has the meaning set forth in Section 3.3(e).
“Closing Payment Excess” has the meaning set forth in Section 3.3(e).
“Closing Payment” has the meaning set forth in Section 3.2(a).
“Closing Working Capital Statement” has the meaning set forth in Section 3.3(a).
“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Benefit Plan” means each Employee Benefit Plan currently sponsored or maintained or required to be sponsored or maintained by Seller or to which Seller makes, or has any obligation to make, directly or indirectly, any contributions or with respect to which Seller has, or might have, any other Liabilities.
“Company Contracts” means all Contracts to which the Seller is a party, by which the Seller or any of its property (including the Purchased Assets) is subject, or by which the Seller is otherwise bound.
“Company Intellectual Property” means any Intellectual Property that is owned by or licensed to the Seller, including the Company Registered Intellectual Property.
“Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of the Seller.
“Confidentiality Agreement” has the meaning set forth in Section 6.14.
“Contract” means any agreement, contract, lease, license, obligation, promise or undertaking (whether written or oral and whether express or implied) that is or is intended to be legally binding.
“Control” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Customer” means any customer (including any end customer, reseller or distributor customer) from which the Seller received in the aggregate more than $25,000 during the 12-month period ended on December 31, 2015 or during the six-month period ended on the Balance Sheet Date.
“Direct Claim” has the meaning set forth in Section 10.3(c).
“Disclosure Schedule” has the meaning set forth in Article IV.
“Disputed Amounts” has the meaning set forth in Section 3.3(d).
“Earn-Out Amount” means $500,000.
“Earn-Out Condition” has the meaning set forth in Section 3.4(a).
“Earn-Out Payment” has the meaning set forth in Section 3.4(a).
“Employee Benefit Plan” means, with respect to any Person, (a) each plan, fund, program, agreement, arrangement or scheme, including each plan, fund, program, agreement, arrangement or scheme maintained or required to be maintained under the Laws of a jurisdiction outside the United States of America, in each case, that is at any time sponsored or maintained or required to be sponsored or maintained by such Person or to which such Person makes or has made, or has or has had an obligation to make, contributions providing for employee benefits or for the remuneration, direct or indirect, of the employees, former employees, directors, managers, officers, consultants, independent contractors, contingent workers or leased employees of such Person or the dependents of any of them (whether written or oral), including each deferred compensation, bonus, incentive compensation, pension, retirement, stock purchase, stock option and other equity compensation plan, or “welfare” plan (within the meaning of Section 3(1) of ERISA, determined without regard to whether such plan is subject to ERISA), (b) each “pension” plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is subject to ERISA), (c) each severance, retention or change in control plan or agreement, each plan or agreement providing health, vacation, summer hours, supplemental unemployment benefit, hospitalization insurance, medical, dental or legal benefit and (d) each other employee benefit plan, fund, program, agreement, arrangement or scheme.
“Employment Agreement” means any employment Contract, consulting Contract with an individual consultant, any related termination or severance Contract, salary continuation Contract, change of control Contract, non-compete Contract or any other Contract respecting the terms and conditions of employment or payment of compensation, or of a consulting or independent contractor relationship in respect of any current or former officer, employee, individual consultant or individual independent contractor.
“Environment” means any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air.
“Environmental Laws” means all federal, state, local or foreign Laws relating to protection of the Environment and health and safety, including pollution control, product registration and Hazardous Materials.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any Person (whether incorporated or unincorporated) that, together with Seller, would be deemed a “single employer” within the meaning of Section 414 of the Code.
“Escrow Account” has the meaning set forth in Section 3.2(b).
“Escrow Agent” has the meaning set forth in Section 10.6.
“Escrow Agreement” has the meaning set forth in Section 3.2(b).
“Escrow Amount” has the meaning set forth in Section 3.2(b).
“Escrow Termination Date” has the meaning set forth in Section 10.6.
“Estimated Working Capital Amount” has the meaning set forth in Section 3.2(a).
“Excluded Assets” has the meaning set forth in Section 2.1(b).

“Excluded Employee Liabilities” means all Liabilities (including all related Taxes) (i) for severance, separation, termination or notice period pay or similar payments by or in respect of employees of the Seller whose employment terminates prior to the Closing (whether statutory, contractual or otherwise), (ii) under Company Benefit Plans with respect to employees of the Seller who do not become Hired Personnel, (iii) for any amounts and/or contributions due and/or payable by the Seller prior to the Closing under any Company Benefit Plan, and (iv) for any retention or transaction bonus payable under arrangements with the Seller.
“Excluded Liabilities” has the meaning set forth in Section 2.1(d).
“Exhibit” means any exhibit attached to this Agreement.
“Expiration Date” has the meaning set forth in Section 9.1(d).
“Export/Import Approvals” means all applicable export and import licenses, license exceptions and other consents, notices, approvals, orders, permits, authorizations, declarations, classifications and filings with any Governmental Entity required for the import, export and re-export of products, services and technology.
“FDA” has the meaning set forth in Section 4.27(a).
“FTC” has the meaning set forth in Section 4.27(a).
“Final Working Capital” has the meaning set forth in Section 3.3(e).
“Financial Statements” means the reviewed balance sheet of the Seller as of December 31, 2013, December 31, 2014 and December 31, 2015 and the reviewed statement of operations and accumulated deficit and statement of cash flows of the Seller for the 12-month periods then ended and (b) the unaudited balance sheet of the Seller as of the Balance Sheet Date and the unaudited statement of operations and accumulated deficit and statement of cash flows of the Seller for the six-month period then ended.
“GAAP” means generally accepted accounting principles in the United States of America as applied on a consistent basis to the relevant Person.
“Governmental Entity” means any federal, state, local or foreign government, any political subdivision thereof, or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental or quasi-governmental authority or agency. Governmental Entity includes the Internal Revenue Service and the U.S. Food and Drug Administration.
“Hazardous Materials” means any waste, pollutant, contaminant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process-intermediate product or waste, asbestos or asbestos-containing materials, lead-based paint, petroleum or petroleum-derived substance or waste, polychlorinated biphenyls, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, whether liquid, solid, semi-solid, sludge or gaseous, the management, use, handling or disposal of which is in any way governed by or subject to any applicable Law.
“Hired Personnel” has the meaning set forth in Section 6.13(a).
“Indebtedness” means, with respect to any Person, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); and (vii) interest, fees, or financing charges on any of the foregoing.
“Indemnified Party” has the meaning set forth in Section 10.3.
“Indemnifying Party” has the meaning set forth in Section 10.3.
“Independent Accountant” has the meaning set forth in Section 3.3(d).
“Insurance Contracts” has the meaning set forth in Section 4.16.
“Intellectual Property” means any or all of the following and all rights arising out of or associated therewith: (a) all United States of America and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, mask works, trade secrets, proprietary information, know-how, Software, technology, technical data and customer lists, and all documentation relating to any of the foregoing anywhere in the world; (c) all works of authorship (whether copyrightable or not), all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto anywhere in the world; (d) all industrial designs and any registrations and applications therefor anywhere in the world; (e) all internet uniform resource locators, domain names, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, trade names, logos, slogans, designs, trade dress, common law trademarks and service marks, trademark and service mark and trade dress registrations and applications therefor anywhere in the world; (f) all databases and data collections and all rights therein anywhere in the world; (g) all moral and economic rights of authors and inventors, however denominated, anywhere in the world; and (h) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Inventory” means all inventory, including raw and packing materials, work-in-progress, finished goods, supplies, parts and similar items used or held for use by Seller in connection with the Business.
“Laws” means all statutes, rules, codes, regulations, restrictions, ordinances, orders, decrees, approvals, directives, judgments, injunctions, writs, awards and decrees of, or issued by, any Governmental Entity.
“Leased Real Property” has the meaning set forth in Section 4.4(a).
“Legal Dispute” means any action, suit, arbitration or proceeding between or among the Parties and their respective Affiliates arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any related document, including any matter relating to indemnification under this Agreement.
“Legal Proceeding” has the meaning set forth in Section 4.9.
“Liabilities” means any debt, loss, damage (of any kind or nature), adverse claim, liability, obligation or commitment (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto.
“Licenses” means all notifications, licenses, permits (including environmental, construction and operation permits), qualifications, franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations issued by any Governmental Entity, and pending applications therefor.
“Liens” means all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever.
“Losses” has the meaning set forth in Section 10.11.
“Marburn LLC Consulting Agreement” has the meaning set forth in Section 8.2(k).
“Martinson” has the meaning set forth in the Preamble.
“Martinson Family Trust” means The John Martinson and Suzanne Picket Martinson Family Trust.
“Material Adverse Effect” means any state of facts, change, event, effect or occurrence with respect to the Business that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the Business, its financial condition, results of operations, prospects, properties, assets or Liabilities, including the Leased Real Property, or that would reasonably be expected to prevent, impair or delay the ability of the Seller to consummate the transactions contemplated hereby or to perform its obligations hereunder, other than any event, change, circumstance or effect relating to (i) the United States economy in general (that does not affect the operations or financial condition of the Seller or its Business in a materially disproportionate manner), (ii) the Seller’s industry in general (that does not affect the operations or financial condition of the Business in a materially disproportionate manner), (iii) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) any outbreak or escalation of hostilities or act of terrorism involving the United States or any declaration of war by the United States, or (v) the fact the Purchaser is the proposed acquirer of the Business or arising from the public announcement of the transactions contemplated by this Agreement.
“Material Contracts” has the meaning set forth in Section 4.11.
“Net Working Capital” means the current assets (to the extent included in the Purchased Assets), less the current liabilities (to the extent included in the Assumed Liabilities) of the Seller, as of the close of business on the last Business Day immediately preceding the Closing Date determined in accordance with GAAP.
“Non-Competition Agreement” has the meaning set forth in Section 8.2(h).
“Ordinary Course” means the ordinary course of the Business of the Seller, consistent with past practice.
“Parent” has the meaning set forth in Section 6.14.
“Parties” has the meaning set forth in the Preamble.
“Party” has the meaning set forth in the Preamble.
“Party Stockholders” has the meaning set forth in the Preamble.
“Permitted Liens” means (a) Liens for Taxes not yet due and payable, (b) statutory Liens of landlords, (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the Ordinary Course and not yet delinquent, (d) security interests of equipment lessors to evidence title retention, and (e) in the case of the Leased Real Property, zoning, building or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title.
“Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or Governmental Entity.
“Personal Property” means all machinery, equipment, furniture, furnishings, rolling stock, tools, office supplies, vehicles, computer hardware and other tangible personal property owned or leased by the Seller and related to, used or held for use in connection with the Business.
“Prepaid Items” means all credits, cash reserves, prepaid expenses, advance payments, security deposits, escrows and other prepaid items of the Seller arising from or related to the Business.
“Products” has the meaning set forth in Section 4.27(a).

“Purchased Assets” has the meaning set forth in Section 2.1(a).
“Purchaser” has the meaning set forth in the Preamble.
“Purchaser Ancillary Documents” means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by the Purchaser or any of its Affiliates in connection with the transactions contemplated hereby.
“Purchaser Indemnified Parties” means the Purchaser and its Affiliates (including any Affiliate of the Purchaser which is designated by the Purchaser to receive the Purchased Assets or any portion thereof), and each of their respective officers, directors, managers, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing.
“Purchaser Losses” has the meaning set forth in Section 10.1.
“Receivables” means all receivables (including accounts receivable, loans receivable and advances) arising from or related to the Business, including all receivables arising in respect of: (i) all assets recorded or reflected on the Balance Sheet (including assets such as Company Contracts to which no value was attributed); (ii) all assets acquired by the Seller since the Balance Sheet Date which, had they been held by the Seller on such date, would have been recorded or reflected on the Balance Sheet (including assets such as Company Contracts to which no value would have been attributed); and (iii) all assets that would be recorded or reflected on a balance sheet of the Business as of the date hereof prepared in accordance with GAAP, together with any unpaid interest, fees or financing charges accrued on any of the foregoing.
“Registered Intellectual Property” means all United States of America and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks and service marks, applications to register trademarks and service marks, and trade dress, intent-to-use applications, or other registrations or applications related to trademarks and service marks and trade dress; (c) registered copyrights and applications for copyright registration; (d) domain name registrations; (e) registered mask works and applications for mask work registration; and (f) any other Intellectual Property that is the subject of an application, certificate, filing, or registration filed with, or recorded with any federal, state, local or foreign Governmental Entity.
“Release” means, with respect to any Hazardous Material, any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the Environment.
“Representative Matters” has the meaning set forth in Section 11.17(a).
“Resolution Period” has the meaning set forth in Section 3.3(c).
“Review Period” has the meaning set forth in Section 3.3(b).
“Rights” means all claims, causes of action, rights of recovery and rights of set-off against any Person arising from or related to the Business, the Purchased Assets or the Assumed Liabilities, including: (i) all rights under any Assumed Contract, including all rights to receive payment for products sold and services rendered thereunder, to receive goods and services thereunder, to assert claims and to take other rightful actions in respect of breaches, defaults and other violations thereof; (ii) all rights under or in respect of any Company Intellectual Property owned by the Seller, including all rights to sue and recover damages for past, present and future infringement, dilution, misappropriation, violation, unlawful imitation or breach thereof, and all rights of priority and protection of interests therein under the laws of any jurisdiction; and (iii) all rights under all guarantees, warranties, and indemnities to the extent included in the Purchased Assets or the Assumed Liabilities.
“Sales” means the amounts that the Purchaser and its Affiliates actually receive from (a) the sale of the Products of the Business to (or by) distributors (including current distributors of the Business and distributors for the Products added post-Closing by Purchaser and its Affiliates), and (b) the direct deliveries of Products of the Business to customers (including current customers of the Business and customers for the Products added post-Closing by Purchaser and its Affiliates and including any distribution mark-up by any Affiliate of the Purchaser, but, for the avoidance of double-counting, not including any internal sales from one Affiliate to another).
“Schweiker” has the meaning set forth in the Preamble.
“Schweiker Consulting LLC Consulting Agreement” has the meaning set forth in Section 8.2(j).
“Schweiker Family Trust” means The Daniel W Schweiker Family Revocable Trust.
“Seller” has the meaning set forth in the Preamble.
“Seller Ancillary Documents” means any certificate, agreement, document or other instrument, other than this Agreement, to be executed and delivered by the Seller, any Party Stockholder or any of their respective Affiliates in connection with the transactions contemplated hereby.
“Seller Indemnified Parties” means the Seller and its Affiliates, and each of their respective officers, directors, managers, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing.
“Seller Losses” has the meaning set forth in Section 10.2.
“Seller Parties” has the meaning set forth in the Preamble.
“Seller’s Knowledge” or other references to the knowledge of the Seller means both (i) the actual knowledge of the individuals listed on Exhibit A, and (ii) for each of the foregoing listed individuals, such knowledge that such individual would be expected to have had assuming such individual performed a reasonably thorough inquiry appropriate for a person in such position. Notwithstanding the foregoing, the inquiry standard imposed on any individual in the immediately preceding sentence shall not require such individual to perform any inquiry with any person who is not a director, officer, employee, consultant or advisor of the Seller.

“Sellers’ Representative” has the meaning set forth in Section 11.17(a).
“Software” means all computer software programs, together with any error corrections, updates, modifications or enhancements thereto, in both machine-readable form and human-readable form, including all comments and any procedural code.
“State Authorities” has the meaning set forth in Section 4.27(a).
“Statement of Objections” has the meaning set forth in Section 3.3(c).
“Supplier” means any supplier that the Seller paid in the aggregate more than $25,000 during the 12-month period ended on December 31, 2015 or during the six-month period ended on the Balance Sheet Date.
“Surviving Obligations” has the meaning set forth in Section 10.4(a).
“Surviving Obligations Cap” has the meaning set forth in Section 10.5(a).
“Target Working Capital” means an amount equal to $0.00.
“Tax Return” means any report, return, declaration or other information required to be supplied to a Governmental Entity in connection with Taxes, including extensions, estimated returns, amended returns, information statements and reports of every kind with respect to Taxes.
“Taxes” means (a) any and all federal, state, local, or foreign taxes, assessments, charges, duties, fees, imports, levies or other charges from any Governmental Entity (including interest, penalties or additions associated therewith), including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security (or similar tax), social contribution, unemployment compensation, unclaimed property escheat, disability, transfer, sales, bulk sales, use, excise, license, occupation, registration, stamp, premium, environmental, customs duties, alternative or add-on minimum, estimated, gross receipts, value-added, ad valorem, profits, estimated, and all other taxes of any kind for which the Seller may have any Liability imposed by any Governmental Entity, whether disputed or not, and any charges, interest or penalties imposed by any Governmental Entity, and (b) any Liability in respect of any items described in clause (a) payable by reason of contract, assumption, transferee liability, operation of law, Treasury Regulations section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under law) or otherwise.
“Tea Packers” means Tea Packers LLC, an Arizona limited liability company.
“Third Party Claim” has the meaning set forth in Section 10.3(a).
“Total Consideration” has the meaning set forth in Section 3.1.
“Transaction Expenses” means the fees and expenses incurred by the Seller or any of its Affiliates in connection with the transactions contemplated by this Agreement and not paid prior to the Closing Date, including any and all legal, accounting, financial advisory, broker and other third party advisory or consulting fees and expenses.
“Transfer Taxes” has the meaning set forth in Section 6.10(b).
“Treasury Regulations” means the Income Tax Regulations, promulgated under the Code.
“Trusts” means the Schweiker Family Trust and the Martinson Family Trust, with each of the foregoing sometimes referred to herein individually as a “Trust”.
“Trust Documents” means, for each Trust, all instruments and other documents creating and governing the operation and administration of such Trust, all as currently in effect.
“Unresolved Claims” has the meaning set forth in Section 10.6.
“USDA” has the meaning set forth in Section 4.27(a).
“WARN” means the United States Worker Adjustment and Retraining Notification Act, and the rules and regulations promulgated thereunder.
Section 1.2
    Construction. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, and references to the singular include the plural, (b) references to any gender include the other genders, (c) the words “include,” “includes” and “including” mean “including, but not limited to” and “including, without limitation”, (d) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (e) the terms “day” and “days” mean and refer to calendar day(s) unless Business Days are specified, (f) the terms “year” and “years” mean and refer to calendar year(s), (g) all references in this Agreement to “dollars” or “$” shall mean United States Dollars, and (h) “made available” to the Purchaser means included in the electronic data room hosted by Billow Butler & Company, LLC related to the Acquisition to which the Purchaser has full access as of the date hereof. Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law as amended, modified, supplemented or succeeded, from time to time and in effect at any given time. All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules, as applicable, of this Agreement, unless otherwise specified. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement or by virtue of any prior drafts of this Agreement.

Section 1.3
    Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.
Article II
PURCHASE AND SALE
Section 2.1
    Purchase and Sale; Assumed Liabilities; Excluded Liabilities.
(a)
    Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing, the Seller shall sell, transfer, convey and deliver to the Purchaser (or to the Purchaser’s designee), and the Purchaser shall purchase and acquire from the Seller, all of the Seller’s rights, titles and interests, direct or indirect, in, to and under the assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, accrued or contingent, wherever located and whether now existing or hereafter acquired (in each case other than the Excluded Assets), related to, used or held for use by the Seller in connection with the Business, whether or not carried or reflected on or specifically referred to in the Seller’s books or financial statements or in the Schedules (collectively, the “Purchased Assets”), in each case free and clear of any Liens (other than Permitted Liens), including all of the Seller’s rights, titles and interests in, to and under the following:
(i)
    all assets (excluding cash and cash equivalents) recorded or reflected on the Balance Sheet (including assets such as Assumed Contracts to which no value was attributed);
(ii)
    all assets (excluding cash and cash equivalents) acquired by the Seller since the Balance Sheet Date which, had they been held by Seller on such date, would have been recorded or reflected on the Balance Sheet (including assets such as Assumed Contracts to which no value would have been attributed);
(iii)
    all assets that would be recorded or reflected on a balance sheet of the Business as of the date hereof prepared in accordance with GAAP;
(iv)
    all Receivables;
(v)
    all Company Contracts that are listed or described on Schedule 2.1(a)(v) (the “Assumed Contracts”);

(vi)
    all Company Intellectual Property, including the name of the Company, “China Mist Tea” and “China Mist Tea Company” brand names, the chinamist.com web site, telephone, facsimile and email addresses and listings, and including any Company Intellectual Property licensed-in from third parties to the extent such licenses are transferable;
(vii)
    all Leased Real Property;
(viii)
    all Personal Property;
(ix)
    all Inventory;
(x)
    all Business Records;
(xi)
    to the extent such can be transferred without violation of applicable Law, all personnel and files pertaining to any employee or former employee (but excluding any records relating to former employees dating from prior to January 1, 2011);
(xii)
    the Company Benefit Plans that are listed on Schedule 2.1(a)(xii) but only if they can be transferred to the Purchaser without the consent of any third party or if such third parties actually consent to such transfer (the “Assumed Plans”);
(xiii)
    all rights in connection with, and the assets of the Assumed Plans, if any, and any other employee benefits, employment, consulting, severance, salary, wages and similar arrangements that transfer to the Purchaser or its Affiliates by operation of Law;
(xiv)
    all Licenses to the extent such Licenses are transferable;
(xv)
    all Prepaid Items;
(xvi)
    all Rights; and

(xvii)
    the goodwill and going concern value and other intangible assets, if any, arising from or related to the Business.
(b)
    Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following assets (the “Excluded Assets”):
(i)
    cash and cash equivalents, including bank deposits;
(ii)
    all bank accounts and safety deposit boxes;
(iii)
    all Company Contracts that are not listed or described on Schedule 2.1(a)(v), including the Company Contracts expressly listed or described as Excluded Assets in Schedule 2.1(b);
(iv)
    all rights to any Actions of any nature available to or being pursued by the Seller Parties and all defenses and counterclaims, in each case, to the extent relating to Excluded Liabilities, including any claims that Seller may have for Tax refunds;
(v)
    the corporate or company seals, organizational documents, minute books, stock books, Tax Returns (including worksheets, notes, files or documents primarily related thereto, wherever located), books of account or other records having to do with the organization of the Seller, personnel and other records that Seller is required by law to retain, documents prepared in connection with the transactions contemplated by this Agreement, and any other books and records not relevant to the current operation of the Business;
(vi)
    any other assets, properties and rights specifically set forth on Schedule 2.1(b);
(vii)
    Sellers’ assets and rights relating to the Company Benefits Plan (other than the Assumed Plans, if any) and Seller’s Insurance Contracts;
(viii)
    the equity interests of the Seller in Tea Packers; and

(ix)
    the rights which accrue or will accrue to the Seller Parties under this Agreement, the Purchaser Ancillary Documents and the Seller Ancillary Documents.
(c)
    Assumed Liabilities. In connection with the purchase and sale of the Purchased Assets pursuant to this Agreement, at the Closing, the Purchaser shall assume from the Seller, only the following Liabilities related to the Business (the “Assumed Liabilities”):
(i)
    all trade accounts payable of the Seller to third parties in connection with the Business that remain unpaid and are not delinquent as of the Closing Date, that are reflected on the Balance Sheet or arose in the Ordinary Course since the Balance Sheet Date and that are included in the calculation of Net Working Capital;
(ii)
    all Liabilities under the Assumed Contracts but only to the extent that such Liabilities thereunder either arise after the Closing Date or are required to be performed after the Closing Date and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by the Seller on or prior to the Closing Date except to the extent Liabilities relate to product return or similar obligations that are consistent with the Seller’s reserve for such matters as described in Schedule 2.1(c)(ii);
(iii)
    other than the Excluded Employee Liabilities, all Liabilities under or with respect to the Assumed Plans, if any (solely to the extent such Liabilities relate to any Hired Personnel); and
(iv)
    all Liabilities of the Seller described on Schedule 2.1(c)(iii).
(d)
    Excluded Liabilities. Notwithstanding anything to the contrary in this Agreement, any Schedule or Exhibit, any Purchaser Ancillary Agreement or any Seller Ancillary Agreement to the contrary, and regardless of any disclosure to the Purchaser (other than the Assumed Liabilities specifically listed in Section 2.1(c)(iii)), the Purchaser does not assume, agree to pay, discharge or satisfy, or otherwise have any responsibility for any Liability of the Seller of any kind, character or description whatsoever, whether direct or indirect, known or unknown, absolute or contingent, matured or unmatured, insured or uninsured and currently existing or hereinafter arising, including any Liability of the Seller related to the Acquisition, this Agreement or arising from the conduct of the Business or the ownership of the Purchased Assets prior to the Closing, whether or not accrued and whether or not such Liability is disclosed in this Agreement or in any Schedule or Exhibit hereto (the “Excluded Liabilities”). For the avoidance of doubt, Excluded Liabilities include the following:

(i)
    any Liability arising from or related to any and all products manufactured or sold and/or services performed by Seller or any of its Affiliates on or before the Closing Date except to the extent Liabilities relate to product return or similar obligations that are consistent with the Seller’s reserve for such matters as described in Schedule 2.1(c)(ii);
(ii)
    any Liability for (A) the portion of any Transfer Taxes to be paid by the Seller Parties under Section 6.10(b) (B) any Taxes of any Seller Party, (C) any Taxes that relate to the Purchased Assets or the Assumed Liabilities for taxable periods (or portions thereof) ending on or before the Closing Date, including Taxes allocable to any Seller Party pursuant to Section 6.10(d), and (D) any and all Tax Liability arising by reason of any Seller Party being liable for Taxes of another Person by reason of contract, assumption, transferee Liability, operation of law, Treasury Regulations section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise;
(iii)
    any Liability of Seller pursuant to any Environmental Law arising from or related to any action, event, circumstance or condition occurring or existing on or prior the Closing Date;
(iv)
    any Indebtedness outstanding as of the Closing Date;
(v)
    any Liability arising from or related to any breach, failure to perform, torts related to the performance of, violations of Law, infringements or indemnities under, guaranties pursuant to and overcharges or underpayments under, any Company Contract prior to the Closing Date;
(vi)
    any Liability arising from or related to any compliance or noncompliance prior to the Closing Date with any Law applicable to the Seller, the Business or the Purchased Assets;
(vii)
    any Liability arising from or related to any Action against the Seller, the Business or the Purchased Assets pending as of the Closing Date or based upon any actions, events, circumstances or conditions arising prior to the Closing Date;
(viii)
    any Liability arising from or related to the matters described in the first sentence of Section 6.13(b) and Section 6.13(c);

(ix)
    the Excluded Employee Liabilities and, except as set forth in Section 2.1(c)(iii), all Liabilities under or with respect to the Company Benefit Plans and any other employee benefits arrangements of the Seller;
(x)
    any Liability arising from or related to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) other than in connection with actions taken by the Purchaser or its Affiliates after the Closing; and
(xi)
    any Liability incurred by the Seller or any Person other than the Purchaser or its Affiliates arising out of or relating to the negotiation and preparation of this Agreement, the Purchaser Ancillary Agreements or the Seller Ancillary Agreements (including fees and expenses payable to all attorneys and accountants, other professional fees and expenses and bankers’, brokers’ or finders’ fees for persons not engaged by the Purchaser or its Affiliates).
Section 2.2
    Return of Excluded Assets. If any Seller Party or the Purchaser determines after the Closing that any books, records or other material or assets (whether tangible or intangible, in whatever form or media, including electronic) constituting Excluded Assets were delivered to the Purchaser, the Purchaser shall promptly return them to the Seller Parties.
Section 2.3
    Allocation of Assets and Liabilities. Notwithstanding the foregoing, at the Closing, the Purchased Assets and the Assumed Liabilities shall be allocated between the Purchaser and its designee(s), if any, as set forth in the applicable Purchaser Ancillary Documents and Seller Ancillary Documents.
Article III
CONSIDERATION; ADJUSTMENTS
Section 3.1
    Consideration. The aggregate consideration to be paid by the Purchaser for the Purchased Assets shall be an amount, payable in cash, equal to $10,800,000.00 (the “Base Amount”), as adjusted pursuant to Sections 3.2, 3.3 and 3.4, and the assumption of the Assumed Liabilities (together with the Base Amount, the “Total Consideration”).
Section 3.2
    Closing Payment.
(a)
    Not less than two Business Days prior to the anticipated Closing Date, the Sellers’ Representative shall deliver to the Purchaser a signed statement (on behalf and in the name of the Seller), setting forth the Seller’s good faith estimate of, and the

Purchaser and the Sellers’ Representative shall cooperate in good faith to agree upon an estimate of, the Net Working Capital (as such estimate is agreed to, the “Estimated Working Capital Amount”). At the Closing, the Purchaser shall pay to, or on behalf of the Seller, an amount equal to (a) the Base Amount, plus (b) the amount by which the Estimated Working Capital Amount exceeds the Target Working Capital, if any, minus (c) the amount by which the Target Working Capital exceeds the Estimated Working Capital Amount, if any, minus (d) the Escrow Amount, minus (e) any and all outstanding Indebtedness (including any prepayment penalties or other fees or expenses associated with such payment) of the Seller that is not paid by the Seller at or prior to the Closing, minus (f) any and all Transaction Expenses that are not paid by the Seller at or prior to the Closing (the “Closing Payment”), by wire transfer of immediately available funds to an account(s) designated in writing by the Seller to the Purchaser.
(a)
    At the Closing, an amount equal to $1,000,000 (the “Escrow Amount”) shall be withheld by the Purchaser and deposited, by wire transfer of immediately available funds, in an escrow account (the “Escrow Account”) to be governed by the terms of this Agreement and of an escrow agreement, substantially in the form of Exhibit B attached hereto (the “Escrow Agreement”), the purpose of which, as more fully set forth elsewhere in this Agreement and in the Escrow Agreement, shall be to provide non-exclusive, readily accessible funds to indemnify the Purchaser Indemnified Parties for any Purchaser Losses upon the terms of and subject to the limitations of Article X.
(b)
    The Purchaser shall be entitled to deduct and withhold from the Base Amount, the Escrow Amount, and/or any other portion of the consideration all Taxes that the Purchaser may be required to deduct and withhold under any provision of any Tax Law. All such withheld amounts shall be treated as delivered to the Seller hereunder. The Purchaser shall consult with Seller prior to making any such deduction to confirm the legal requirement for any such deduction and withholding and the Parties shall use good faith efforts to minimize any such deduction.
Section 3.3
    Working Capital Adjustment.
(a)
    Not more than 90 days following the Closing Date, the Purchaser shall deliver to the Sellers’ Representative a statement (the “Closing Working Capital Statement”), signed by an authorized officer of the Purchaser, setting forth the Purchaser’s calculation of the Net Working Capital and the Closing Payment Excess or Closing Payment Deficiency, as the case may be.
(b)
    After receipt of the Closing Working Capital Statement, the Sellers’ Representative shall have 45 days (the “Review Period”) to review the Closing Working Capital

Statement. During the Review Period, the Sellers’ Representative shall have full access to the relevant books and records of the Purchaser, the personnel of, and work papers prepared by, the Purchaser to the extent that they relate to the Closing Working Capital Statement and to such historical financial information (to the extent in the Purchaser’s possession) relating to the Closing Working Capital Statement as the Sellers’ Representative may reasonably request for the purpose of reviewing the Closing Working Capital Statement and to prepare a Statement of Objections, provided, that such access shall be in a manner that does not unreasonably interfere with the normal business operations of the Purchaser.
(c)
    On or prior to the last day of the Review Period, the Sellers’ Representative may object to the Closing Working Capital Statement by delivering to the Purchaser a written statement setting forth the Sellers’ Representative’s objections in reasonable detail, indicating each disputed item or amount and the basis for the Sellers’ Representative’s disagreement therewith (the “Statement of Objections”). Each item not disputed in the Statement of Objections shall be deemed to be accepted by the Sellers’ Representative. If the Sellers’ Representative fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Working Capital Statement and the Closing Payment Excess or Closing Payment Deficiency, as the case may be, reflected in the Closing Working Capital Statement shall be deemed to have been accepted by the Sellers’ Representative and be final and binding on the Parties. If the Sellers’ Representative delivers the Statement of Objections before the expiration of the Review Period, the Purchaser and the Sellers’ Representative shall negotiate in good faith to resolve such objections within 30 days after the delivery of the Statement of Objections (the “Resolution Period”).
(d)
    If the Sellers’ Representative and the Purchaser fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts”) shall be submitted for resolution to the office of Grant Thornton LLP, or if Grant Thornton LLP is unable to serve, the Purchaser and the Sellers’ Representative shall appoint by mutual agreement the office of an impartial firm of independent certified public accountants (the “Independent Accountant”) who shall resolve any Disputed Amounts only and determine the Closing Payment Excess or Closing Payment Deficiency, as the case may be, based solely on the provisions of this Agreement and the written presentations by the Purchaser and the Seller, and not on an independent review. The Independent Accountant may not take oral testimony from the parties hereto or any other Person. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties as set forth in the Statement of Objections and its decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Working Capital Statement and the Statement of Objections, respectively. The Independent Accountant shall make a determination, and deliver such determination in writing to the Sellers’ Representative and the Purchaser, as soon as practicable within 60 days (or such other time as the Parties shall agree in writing) after its engagement, and its resolution of the Disputed Amounts and its determination of the Closing Payment Excess or Closing Payment Deficiency, as the case may be, shall be conclusive and binding upon the Parties, absent manifest error. The fees and expenses of the Independent Accountant shall be paid by the

Seller Parties, on the one hand, and the Purchaser, on the other hand, based upon the percentage that the amount actually contested but not awarded to the Seller or the Purchaser, respectively, bears to the aggregate amount actually contested by the Sellers’ Representative and the Purchaser.
(e)
    If the Final Working Capital exceeds the Estimated Working Capital Amount, the Purchaser shall pay to the Seller, in the manner as provided in Section 3.3(f), such excess (a “Closing Payment Deficiency”) as an adjustment to the Base Amount. If the Estimated Working Capital Amount exceeds the Final Working Capital, the Seller and the Party Stockholders, jointly and severally, shall pay to the Purchaser, in the manner as provided in Section 3.3(f), such excess (a “Closing Payment Excess”) as an adjustment to the Base Amount; provided, that, at the Purchaser’s election, the Purchaser and the Sellers’ Representative shall jointly instruct the Escrow Agent in writing to release to the Purchaser the amount of such Closing Payment Excess from the Escrow Account. If the amount of the Closing Payment Excess or any portion thereof shall be paid to the Purchaser from the Escrow Account pursuant to this Section 3.3(e), the Seller and the Party Stockholders, jointly and severally, shall promptly (and, in any case, within five Business Days) pay to the Escrow Agent, to be credited to the Escrow Account, the amount deducted from the Escrow Account pursuant to this Section. “Final Working Capital” means the Net Working Capital as of the Closing Date (i) as shown in the Closing Working Capital Statement if no Statement of Objections is delivered pursuant to Section 3.3(c), or (ii) if a Statement of Objections is delivered pursuant to Section 3.3(c), (A) as agreed by the Purchaser and the Sellers’ Representative pursuant to Section 3.3(c) or (B) in the absence of such agreement, as shown in the Independent Accountant’s calculation delivered pursuant to Section 3.3(d).
(f)
    Any payment pursuant to Section 3.3(e) shall be made at a mutually convenient time and place within five Business Days after Final Working Capital has been determined by wire transfer by the Purchaser or the Seller and/or the Party Stockholders, as the case may be, of immediately available funds to the account of such other Party as may be designated in writing by such other Party.
Section 3.4
    Earn-Out.
(a)
    As additional consideration for the Purchased Assets, following the Closing, if the Business achieves $10,000,000 or more in Sales during the 12-month period ending December 31, 2017 or the 12-month period ending December 31, 2018 (the “Earn-Out Condition”), the Purchaser shall pay to the Seller Parties an amount equal to the Earn-Out Amount (the “Earn-Out Payment”). For the avoidance of doubt, the Earn-Out Payment, if any, shall be a one-time payment to the Seller Parties, and if the Earn-Out Condition is not satisfied, no Earn-Out Payment shall be made by, or required of, the Purchaser. The maximum amount to be paid by the Purchaser pursuant to this Section 3.4 shall be the Earn-Out Amount.
(b)
    The amount of Sales shall be determined in accordance with GAAP and consistent with the Seller’s accounting principles used prior to the Closing, following the preparation of the Business’s financial statements for each 12-month period described in this Section 3.4.
(c)
    The Purchaser shall promptly notify the Sellers’ Representative within sixty (60) days following the 12-month period ending December 31, 2017 or the 12-month period ending December 31, 2018, as applicable, whether the Earn-Out Condition has been achieved and provide Sellers’ Representative with Purchaser’s calculation of Sales for the relevant period. Within five Business Days of notification by the Purchaser to the Sellers’ Representative of the satisfaction of the Earn-Out Condition, the Purchaser shall make or cause to be made the Earn-Out Payment by wire transfer of immediately available funds to the account(s) designated in writing by the Sellers’ Representative to the Purchaser.
(d)
    The Purchaser shall have the right to withhold and set off against any amount otherwise due to be paid pursuant to this Section 3.4 the amount of (i) adjustment to the purchase price set forth in Section 3.3 and (ii) any Losses to which any Purchaser Indemnified Party is then entitled to under Article X.
(e)
    The parties hereto understand and agree that (i) the contingent rights to receive any Earn-Out Payment shall not be represented by any form of certificate or other instrument, are not transferable, except by operation of Laws relating to descent and distribution, divorce and community property, and do not constitute an equity or ownership interest in the Purchaser or any of its Affiliates, (ii) none of the Seller Parties shall have any rights as a security holder of the Purchaser or any of its Affiliates as a result of such Seller Party’s contingent right to receive any Earn-Out Payment hereunder, and (iii) no interest is payable with respect to the Earn-Out Payment, provided it is timely paid as set forth in this Section 3.4.
(f)
    If the Sellers’ Representative objects in writing (which objection must set forth in reasonable detail the grounds for the objection) to the Purchaser’s calculation delivered under Section 3.4(c) within 45 days following its receipt of such calculation, the parties will negotiate in good faith to resolve the dispute over such calculation during the 30 days following delivery of such objection. If the Sellers’ Representative and the Purchaser are unable to resolve the dispute within such 30-day period, such dispute shall be resolved by the Independent Accountant. The fees and expenses of such accounting firm shall be borne equally by the Sellers’ Representative and the Purchaser. Each of the Sellers’ Representative and the Purchaser will furnish the Independent Accountant with any documents and information that the Independent Accountant may request, and each of Sellers’ Representative and Purchaser may present to the Independent Accountant any additional documents and information relating to the disputed issues. In resolving any disputed item, the Independent Accountant may not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party, and absent manifest error the Independent Accountant’s resolution of the disputed issue will be binding on the Parties and used to determine whether the Earn-Out Condition has been satisfied. In the event the Independent Accountant determines that the Earn-Out Condition has been satisfied, the Purchaser shall remit payment to the Seller or the Sellers’ Representative of the Earn-Out Payment within five Business Days per the payment procedures described in Section 3.4(c).
Section 3.5
    Consents and Waivers; Further Assurances.
(a)
    Nothing in this Agreement, the Purchaser Ancillary Agreements or the Seller Ancillary Agreements shall be construed as an agreement or obligation to assign any Purchased Asset that by its terms or pursuant to applicable Law is not capable of being sold, assigned, transferred or delivered without the consent or waiver of a third party or Governmental Entity unless and until such consent or waiver shall be given. In the event any such consents or waivers are not obtained prior to the Closing Date, the Seller Parties shall, and the Purchaser shall cooperate reasonably with the Seller Parties to, obtain such consents and waivers and to resolve the impediments to the sale, assignment, transfer or delivery contemplated by this Agreement, the Purchaser Ancillary Agreements or the Seller Ancillary Agreements and to obtain any other consents and waivers necessary to convey to the Purchaser all of the Purchased Assets until such consents or waivers are obtained; provided, however, that neither Party shall be required to make any payment to a third party in order to obtain its consent. In the event any such consents or waivers are not obtained prior to the Closing Date, the Seller Parties will cooperate with the Purchaser in any lawful arrangement and for a reasonable period following the Closing to provide that the Purchaser shall receive the interest of the Seller in the benefits under any such Purchased Asset, including performance by the Seller, as agent; provided, that the Purchaser shall undertake to pay or satisfy any corresponding Liabilities for the enjoyment of such benefit to the extent the Purchaser would have been responsible therefor hereunder if such consents or waivers had been obtained.
(b)
    Following the Closing, the Seller and the Purchaser shall execute, acknowledge and deliver all such further conveyances, notices, assumptions and releases and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to the Purchaser all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to the Purchaser under this Agreement, the Purchaser Ancillary Agreements and the Seller Ancillary Agreements and to assure fully to the Seller the assumption of the Liabilities intended to be assumed by the Purchaser pursuant to this Agreement, the Purchaser Ancillary Agreements and the Seller Ancillary Agreements, and to otherwise make effective as promptly as practicable the transactions contemplated hereby and thereby.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES
The Seller, and each of the Party Stockholders, jointly and severally, hereby represent and warrant to the Purchaser that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (except for any such representation and warranty that expressly is made as of a specific date, which such representation and warranty shall be true and correct as of such date), subject to such qualifications as are set forth in the disclosure Schedules referring to the sections or subsections of this Article IV attached to this Agreement (all such Schedules collectively, the “Disclosure Schedule”). The Disclosure Schedule shall be arranged according to Schedules corresponding to specific section numbers in this Article IV and shall provide exceptions to, or otherwise qualify in reasonable detail, only the corresponding section in this Article IV; provided, that where it is reasonably apparent that a disclosure in one Schedule within the Disclosure Schedule would apply to another Schedule of the Disclosure Schedule, such disclosure shall be deemed to apply to such other Schedule. In Section 4.2(b) through Section 4.2(d) below, the relevant Seller Party to which such representations and warranties relate, represents and warrants to the Purchaser, jointly with the Seller, that the statements contained in such subsections of this Article IV are true and correct as of the date hereof and as of the Closing Date.
Section 4.1
    Organization. The Seller is a corporation, duly formed and validly existing under the laws of Arizona and has all requisite power and authority to own, lease and operate its properties and to carry on the Business as currently conducted. The Seller is duly qualified or registered as a foreign corporation to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration. The Seller has heretofore provided (or made available) to the Purchaser correct and complete copies of Seller’s articles of incorporation, bylaws and shareholders agreement, each as currently in effect, and the corporate record books with respect to actions taken during the prior five (5) years by its board of directors and shareholders. Schedule 4.1 contains a true, correct and complete list of the jurisdictions in which the Seller is qualified or registered to do business as a foreign corporation. The Seller formed Tea Packers as a wholly owned subsidiary in 2005, but Tea Packers has never conducted business, held any assets or entered into any Contracts or arrangements with any Person since its formation. Tea Packers has remained an inactive shell entity throughout its existence. The Seller intends to dissolve Tea Packers shortly following the Closing.
Section 4.2
    Authorization.
(g)
    The Seller has the full right, power and authority to execute and deliver this Agreement, the Purchaser Ancillary Documents executed by Seller, and the Seller Ancillary Documents executed by Seller, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The consummation of the transactions contemplated hereby have been duly authorized by all required corporate action of Seller. This Agreement, the Purchaser Ancillary Documents executed by the Seller, and the Seller Ancillary Documents executed by the Seller have been duly executed and delivered by the Seller and constitute the valid and binding agreement of the Seller, enforceable against it in accordance with their respective terms, except to the extent that their enforceability may be, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally, and by general equitable principles.

(h)
    With respect to each Party Stockholder, Schweiker and Martinson, (i) such Person has the full right, power, authority and capacity to execute and deliver this Agreement, the Purchaser Ancillary Documents executed by such Party Stockholder, Schweiker and/or Martinson, as applicable, and the Seller Ancillary Documents executed by such Party Stockholder, Schweiker and/or Martinson, as applicable, to carry out his, her or its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and (ii) this Agreement, the Purchaser Ancillary Documents executed by such Party Stockholder, Schweiker and/or Martinson, as applicable, and the Seller Ancillary Documents executed by such Party Stockholder, Schweiker and/or Martinson, as applicable, have been duly executed and delivered by such Party Stockholder, Schweiker and/or Martinson, as applicable, and constitute the valid and binding agreement of such Party Stockholder, Schweiker and/or Martinson, as applicable, enforceable against him or it in accordance with their respective terms, except to the extent that their enforceability may be, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally, and by general equitable principles.
(i)
    With respect to the Schweiker Family Trust:
(i)
    such Trust was validly created and is duly existing under the Laws of the State of Arizona;
(ii)
    such Trust is revocable;
(iii)
    Daniel W. Schweiker is the trustor and primary beneficiary of such Trust;
(iv)
    Daniel W. Schweiker and Suzanne Smith-Schweiker are the trustees of such Trust;
(v)
    the trust assets of such Trust may be used to satisfy the obligations of such Trust under this Agreement and each of the Purchaser Ancillary Documents and Seller Ancillary Documents to which such Trust is a party or by which such Trust is bound and to consummate the transactions contemplated hereby and thereby;
(vi)
    the trustee of such Trust is duly qualified under the Laws of the State of Arizona to serve as trustee of such Trust and is fully authorized under the Laws of the State of Arizona and the Trust Documents for such Trust to execute and deliver this Agreement and each of the Purchaser Ancillary Documents and Seller Ancillary

Documents to which such Trust is a party or by which such Trust is bound as trustee of such Trust and to encumber the trust assets of such Trust;
(vii)
    this Agreement and each of the Purchaser Ancillary Documents and Seller Ancillary Documents to which such Trust is a party or by which such Trust is bound have been duly executed and delivered by such Trust and constitute the valid and binding agreement of such Trust, enforceable against such Trust, the trustee of such Trust, the trust assets of such Trust and the beneficial interests in such Trust in accordance with their respective terms, except to the extent that their enforceability may be, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally, and by general equitable principles;
(viii)
    no other actions by the trustee of such Trust or any other Persons are necessary to make the obligations of such Trust under this Agreement and each of the Purchaser Ancillary Agreements and Seller Ancillary Agreements to which such Trust is a party or by which such Trust is bound, including the indemnification obligations under Article X, enforceable against such Trust, the trustee of such Trust, the trust assets of such Trust and the beneficial interests in such Trust; and
(ix)
    correct and complete copies of the Trust Documents for such Trust have been made available to the Purchaser.
(j)
    With respect to the Martinson Family Trust:
(i)
    such Trust was validly created and is duly existing under the Laws of the State of Arizona;
(ii)
    such Trust is revocable;
(iii)
    John Martinson and Suzanne Pickett Martinson are the settlors and primary beneficiaries of such Trust;
(iv)
    John Martinson and Suzanne Pickett Martinson are the trustees of such Trust;
(v)
    the trust assets of such Trust may be used to satisfy the obligations of such Trust under this Agreement and each of the Purchaser Ancillary Documents and Seller Ancillary Documents to which such Trust is a party or by which such Trust is bound and to consummate the transactions contemplated hereby and thereby;
(vi)
    the trustee of such Trust is duly qualified under the Laws of the State of Arizona to serve as trustee of such Trust and is fully authorized under the Laws of the State of Arizona and the Trust Documents for such Trust to execute and deliver this Agreement and each of the Purchaser Ancillary Documents and Seller Ancillary Documents to which such Trust is a party or by which such Trust is bound as trustee of such Trust and to encumber the trust assets of such Trust;
(vii)
    this Agreement and each of the Purchaser Ancillary Documents and Seller Ancillary Documents to which such Trust is a party or by which such Trust is bound have been duly executed and delivered by such Trust and constitute the valid and binding agreement of such Trust, enforceable against such Trust, the trustee of such Trust, the trust assets of such Trust and the beneficial interests in such Trust in accordance with their respective terms, except to the extent that their enforceability may be, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally, and by general equitable principles;
(viii)
    no other actions by the trustee of such Trust or any other Persons are necessary to make the obligations of such Trust under this Agreement and each of the Purchaser Ancillary Agreements and Seller Ancillary Agreements to which such Trust is a party or by which such Trust is bound, including the indemnification obligations under Article X, enforceable against such Trust, the trustee of such Trust, the trust assets of such Trust and the beneficial interests in such Trust; and
(ix)
    correct and complete copies of the Trust Documents for such Trust have been made available to the Purchaser.
Section 4.3
    Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the Purchaser Ancillary Documents to which the Seller is a party and the Seller Ancillary Documents to which the Seller is a party, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of and compliance with the terms and conditions hereof and thereof, do not or will not (as the case may be), with the passing of time or the giving of notice or both, result in the creation of any Liens upon any of the Purchased Assets or violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel, (a) any term or provision of the articles of incorporation, articles of organization, bylaws or shareholders agreements or trust documents, as applicable, of any Seller Party, (b) except as indicated on Schedule 4.3(a), any Company Contract or any other Contract applicable to the Seller, (c) any judgment, decree or order of any court or Governmental Entity or agency to which the Seller is a party or by which its properties are bound or (d) any Law or arbitration award applicable to the Seller. Except as indicated on Schedule 4.3(b), no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to the Seller in connection with the execution, delivery or performance of this Agreement, the Purchaser Ancillary Documents to which the Seller is a party, or the Seller Ancillary Documents to which the Seller is a Party, or the consummation of the transactions contemplated hereby or thereby.
Section 4.4
    Real Property.
(c)
    Schedule 4.4(a) sets forth a true, correct and complete legal description of each parcel of real property in which the Seller holds, or purports to hold, a leasehold interest (together with all fixtures and improvements thereon, the “Leased Real Property”).
(d)
    The Seller has a valid and enforceable leasehold interest in the Leased Real Property, and the leases granting such interests are in full force and effect.
(e)
    The Seller neither owns, nor since its formation has owned, any real property.
(f)
    To Seller's Knowledge, no portion of the Leased Real Property, or any building or improvement located thereon, violates any Law, including those Laws relating to zoning, building, land use, environmental, health and safety, fire, air, sanitation and noise control. Except as set forth in Schedule 4.4(d), and except for the Permitted Liens, to Seller’s Knowledge no Leased Real Property is subject to (i) any decree or order of any Governmental Entity or threatened or proposed order or (ii) any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever, other than those that are a matter of public record. To Seller’s Knowledge, there does not exist any actual or threatened or contemplated condemnation or eminent domain proceedings that affect any Leased Real Property or any part thereof, and the Seller has not received any notice, oral or written, of the intention of any Governmental Entity or other Person to take or use all or any part thereof.
(g)
    Except as set forth in Schedule 4.4(e), the improvements and fixtures on the Leased Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used. The Seller has not received any written notice from any insurance company that has issued a policy with respect to any Leased Real Property requiring performance of any structural or other repairs or alternations to such Leased Real Property. The Leased Real

Property constitutes all of the real property used or held for use by the Seller in the operation of the Business as currently conducted.
Section 4.5
    Title to Assets; Related Matters.
(a)
    Except as set forth on Schedule 4.5(a), the Seller has good and marketable title to all of the Purchased Assets, free and clear of all Liens, except Permitted Liens. The Purchased Assets and Excluded Assets will constitute all property and assets of the Seller immediately prior to the Closing and, immediately following the Closing, the Purchased Assets will constitute all of the assets necessary to conduct the operations of the Business in the Ordinary Course. Except as set forth in Schedule 4.5(a), none of the Excluded Assets are material to the Business.
(b)
    Except as set forth in Schedule 4.5(b)(1), all equipment and other items of tangible personal property and assets included in the Purchased Assets (i) are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, (ii) are suitable for the purposes used, and (iii) were acquired and are usable in the Ordinary Course. There is no defect or problem with any of such equipment, tangible personal property or assets, other than ordinary wear and tear. Except as set forth in Schedule 4.5(b)(2), no Person other than the Seller owns any equipment or other tangible personal property or assets situated on the premises of the Seller, except for the leased items that are subject to personal property leases. Except as set forth on Schedule 4.5(b)(3), since the Balance Sheet Date, no Seller has sold, transferred or disposed of any assets, other than sales of inventory in the Ordinary Course. Schedule 4.5(b)(4) sets forth a true, correct and complete list and general description of each item of tangible personal property of the Seller (including leased personal property) that is reflected on the Balance Sheet as of the Balance Sheet Date. The Seller has a valid and enforceable leasehold interest for all equipment and other items of tangible personal property and assets included in the Purchased Assets that are subject to personal property leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally, and by general equitable principles.
Section 4.6
    Financial Statements. True and correct copies of the Financial Statements have been made available to the Purchaser. Except as expressly noted in Schedule 4.6, the Financial Statements have been prepared in accordance with GAAP from the books and records of the Seller, and such books and records have been maintained on a basis consistent with GAAP. Each balance sheet included in the Financial Statements (including the related notes and schedules) fairly presents the financial position of the Seller, as of the date of such balance sheet, and each income statement and statement of cash flows included in the Financial Statements (including any related notes and schedules) fairly presents the results of operations and changes in cash flows of the Seller for the periods set forth therein, in each case in accordance with GAAP (except as expressly noted therein or as disclosed on Schedule 4.6). Since the Balance Sheet Date, there has been no change in any accounting (or tax accounting) policy, practice or procedure (except as expressly disclosed on Schedule 4.6) of the Seller. The Seller maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of annual financial statements for external purposes in accordance with GAAP.
Section 4.7
    No Undisclosed Liabilities. Except as disclosed on Schedule 4.7, the Seller does not have any Liability of the type that would be required to be disclosed on a balance sheet under GAAP that is not adequately reflected or provided for in the Balance Sheet, except Liabilities that have been incurred since the Balance Sheet Date (including during the period between the date hereof and the Closing) in the Ordinary Course or are approved by the Purchaser pursuant to Section 6.1.
Section 4.8
    Absence of Certain Changes. Since the Balance Sheet Date and except as set forth on Schedule 4.8, there has not been (i) any Material Adverse Effect, (ii) any damage, destruction, loss or casualty to property or assets of Seller resulting in a diminution of value in excess of $10,000, whether or not covered by insurance, or (iii) any action taken of the type described in Section 6.1, that, had such action occurred without the Purchaser’s prior approval, would be in violation of Section 6.1.
Section 4.9
    Legal Proceedings. Except as set forth on Schedule 4.9, there is no (and there has not been at any time in the past five years) Action pending or, to the Seller’s Knowledge, threatened against, relating to or involving the Purchased Assets, the Assumed Liabilities, the Seller (or pending or threatened against any of the officers, directors, employees or independent contractors of Seller with respect to their business activities on behalf of Seller) or any of its real or personal property (a “Legal Proceeding”). To the Seller’s Knowledge, there is no reasonable basis for any Legal Proceeding. None of the Legal Proceedings set forth on Schedule 4.9, if finally determined adversely, could have a Material Adverse Effect. Neither the Seller, nor any of the officers, directors, employees or independent contractors of Seller with respect to their business activities on behalf of Seller, is subject to any judgment, decree, injunction, rule or order of any court, arbitration panel or Governmental Entity.
Section 4.10
    Compliance with Law. Except as set forth on Schedule 4.10(a)(1), the Seller is (and has been at all times during the past five years) in compliance in all material respects with all applicable Laws (including applicable Laws relating to zoning, Environmental matters and the health and safety of employees and contractors) and other requirements of any Governmental Entity. Except as set forth on Schedule 4.10(a)(2), (i) the Seller has not been charged with, nor received any written notice that it is under investigation with respect to, any violation of any applicable Law or other requirement of a Governmental Entity, (ii) the Seller is not a party to, nor bound by, any order, judgment, decree, injunction, rule or award of any Governmental Entity or arbitrator, and

(iii) the Seller has filed all reports and has all Licenses relating to the Business required to be filed with any Governmental Entity on or prior to the date hereof.
Section 4.1
    Material Contracts. Schedule 4.11 sets forth a true, correct and complete list of the following Contracts to which Seller is a party, by which Seller or any of its property (including the Purchased Assets) is subject, or by which Seller is otherwise bound (the “Material Contracts”) (other than the Employment Agreements set forth on Schedule 4.13(b), the Company Benefit Plans set forth on Schedule 4.14(a) and the insurance policies set forth on Schedule 4.16(a)) as of the date hereof:
(c)
    all bonds, debentures, notes, loans, credit or loan agreements or loan commitments, mortgages, indentures, guarantees or other Contracts relating to the Indebtedness or the borrowing of money or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of Seller;
(d)
    all leases or licenses involving any properties or assets of Seller (whether real, personal or mixed, tangible or intangible) (other than off-the-shelf agreements for commercially available software or other intangible property for which Seller pays less than $5,000 per year in license fees);
(e)
    all Contracts that: (i) limit or restrict, or purport to limit or restrict, the Seller or any of its officers, directors, employees, agents or representatives (in their capacity as such) from engaging in any business or other activity in any jurisdiction; (ii) create or purport to create any exclusive or preferential relationship or arrangement; or (iii) otherwise limit or restrict, or purport to limit or restrict, the ability of Seller to operate or expand the Business;
(f)
    all confidentiality agreements;
(g)
    all Contracts for capital expenditures or the acquisition or construction of fixed assets requiring the ongoing or future payment by Seller of an amount in excess of $25,000;
(h)
    all Contracts that provide for an increased payment or benefit, or accelerated vesting, upon the execution hereof, or the Closing, or in connection with the transactions contemplated hereby;
(i)
    all Contracts granting any Person a Lien on all or any part of any Purchased Asset;

(j)
    all Contracts for the cleanup, abatement or other actions in connection with any Hazardous Materials, the remediation of any existing environmental condition or relating to the performance of any environmental audit or study;
(k)
    all Contracts granting to any Person an option or a first refusal, first-offer or similar preferential right to purchase or acquire any Purchased Asset;
(l)
    all Contracts with any Governmental Entity;
(m)
    all Contracts for the granting or receiving of a license, sublicense or franchise or under which any Person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment (other than off-the-shelf agreements for commercially available software or other intangible property for which Seller pays less than $5,000 per year in license fees);
(n)
    all Contracts to which Seller is a party (i) with respect to Intellectual Property licensed or transferred by Seller to any third party (other than non-exclusive end-user licenses granted by Seller to customers in the Ordinary Course) or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to Seller, other than off-the-shelf agreements for commercially available software or other intangible property for which Seller pays less than $5,000 per year in license fees);
(o)
    all joint venture or similar partnership Contracts and all other Contracts providing for the sharing of any profits;
(p)
    all Contracts entered into involving the sale or purchase of assets or capital stock of any Person, other than in the Ordinary Course, or a merger, consolidation, business combination or similar transaction;
(q)
    all Contracts with any agent, distributor or representative that are not terminable without penalty on 90 days’ or less notice;
(r)
    all customer Contracts (excluding work orders and purchase orders that either have been completed or individually will provide revenue to the Seller in an amount less than $15,000) for the provision of $15,000 or more in goods or services by the Seller;
(s)
    all supply Contracts (excluding work orders and purchase orders that either have been completed or individually will require the Seller to spend an amount less than $15,000) for the provision of $15,000 or more in goods or services for the Seller;
(t)
    all outstanding powers of attorney empowering any Person to act on behalf of Seller;
(u)
    all existing Contracts (other than those described in subsections (a) through (r) of this Section 4.11) (i) involving an ongoing annual commitment or annual payment to or from the Seller of more than $25,000 individually, or (ii) that is otherwise material to the Seller; and
(v)
    all Contracts (other than those described in subsections (a) through (r) of this Section 4.11) providing for the indemnification or holding harmless by the Seller of any officer, director, employee or other Person; and
(w)
    all proposed Contracts or Contracts currently under negotiation that would be required to be listed under any one of the Sections above if entered into as of the date hereof, and are expected to be executed on or prior to the Closing Date or within 60 days thereafter.
Prior to the date hereof, true, correct and complete copies of all Material Contracts have been provided (or made available) by the Seller to the Purchaser. Any new Contract applicable to the Seller or the real or personal property of Seller that qualifies as a Material Contract that is entered into between the date hereof and the Closing shall be promptly disclosed and provided (or made available) by the Seller to the Purchaser as required by Section 6.3. The Material Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to the Seller, and, to the Seller’s Knowledge, each other party to such Material Contracts, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally, and by general equitable principles. There is no existing default or breach of Seller under any Material Contract (or event or condition that, with notice or lapse of time or both could constitute a default or breach) and, to the Seller’s Knowledge as of the date hereof, there is no such default (or event or condition that, with notice or lapse of time or both, would be likely to constitute a default or breach) with respect to any third party to any Material Contract. Except as set forth in Schedule 4.11, neither the Seller nor any Affiliate of Seller is participating in any discussions or negotiations with any third party outside the Ordinary Course regarding either (a) modification of or amendment to any Material Contract or (b) entry into any new Contract applicable to the Seller or the real or personal property of Seller that would be a Material Contract. Schedule 4.11 identifies (i) each Material Contract set forth therein that requires the consent of the other party thereto with an asterisk (*), and (ii) each Material Contract set forth therein that requires notice to the other party thereto with two asterisks (**), in each case, to avoid any breach, default or violation of such Contract in connection with the Acquisition and the other transactions contemplated by this Agreement.

Section 4.2
    Tax Returns; Taxes.
(k)
    Except as otherwise disclosed on Schedule 4.12(a): (i) all Tax Returns of Seller due to be filed have been filed through the date hereof in accordance with any applicable Law, have been duly and timely filed, and are true, correct and complete in all respects; (ii) all Taxes, deposits of Taxes or other payments relating to Taxes due and owing by Seller (whether or not shown on any Tax Return) have been timely paid in full; (iii) there are not now any extensions of time in effect with respect to the dates on which any Tax Returns of Seller were or are due to be filed; (iv) all deficiencies asserted as a result of any examination of any Tax Returns of Seller have been paid in full, accrued on the books of the applicable Seller, or finally settled, and no issue has been raised with Seller in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined; (v) no audits, examinations, investigations, disputes or claims are currently underway, pending, or, to the Seller’s Knowledge, threatened, for any Taxes of Seller, and no proposals or deficiencies for any Taxes of Seller are being asserted, proposed or, to the Seller’s Knowledge, threatened, and to the Seller’s Knowledge, no circumstances exist to form the basis for asserting or raising such a claim or issue; (vi) no claim has been made to Seller by a taxing authority in a jurisdiction in which Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; (vii) the Seller has timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or other third party; (viii) there are no outstanding waivers or agreements by or on behalf of Seller for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by Seller or any other matter pending between Seller and any taxing authority; (ix) there are no Liens for Taxes (other than Liens for Taxes which are not yet due and payable) on any of the assets of Seller, nor are any such Liens pending or, to the Seller’s Knowledge, threatened; (x) Seller is not a party to any Tax allocation, sharing or indemnification agreement under which Seller will have any Liability after the Closing; (xi) Seller has not been a member of an affiliated group filing a consolidated U.S. federal income Tax Return; (xii) Seller has no Liability for the Taxes of any Person (other than for itself) under U.S. Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by contract, or otherwise; and (xiii) the Seller has at all times used proper accounting methods and periods in computing its Tax Liability.
(l)
    Except as set forth on Schedule 4.12(b), the Seller has delivered to the Purchaser for the Tax periods commencing January 1, 2011, true, correct and complete copies of all federal, state, local and foreign income Tax Returns filed by the Seller.
(m)
    Seller will not be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) beginning on or after the Closing Date as a result of any: (i) change in method of accounting for a Taxable period ending prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax Law) executed on or before the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) prepaid amount received on or before the Closing Date; (v) an intercompany item under Treasury Regulations Section 1.1502-13 or an excess loss account under Treasury Regulations Section 1.1502-19; or (vi) election made (or contemplated to be made) under Section 108(i) of the Code.
(n)
    Seller has not been a party to any “reportable transaction” as defined in Treasury Regulations Section 1.6011-4(b).
(o)
    None of the transactions contemplated hereby is subject to withholding under Section 1445 of the Code.
(p)
    No issue has been raised in writing, or to the Seller’s Knowledge, orally by any Governmental Entity, which, by application of the same principles, would reasonably be expected to affect the Tax treatment of the Seller’s assets in any taxable period (or portion thereof) ending after the date hereof.
(q)
    None of the Seller’s assets or properties is (i) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (ii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, (iii) “limited use property” within the meaning of Rev. Proc. 2001-28, (iv) described in Section 168(g)(1)(A) of the Code with respect to which Seller has claimed depreciation deductions in determining its U.S. federal income tax Liability, or (v) subject to any provision of Law comparable to any of the provisions listed above.
(r)
    Tea Packers has at all times been an entity disregarded from its owners described in clause (i) of Treasury Regulations Section 301.7701-3(b) for federal tax purposes.
Section 4.3
    Officers and Employees. Schedule 4.13(a) contains a true, correct and complete list of (a) all of the officers of the Seller, specifying their position, annual rate of compensation, work location, length of service, and any other non-standard benefits provided to each of them and (b) all of the employees (whether full-time, part-time or otherwise) and individual independent contractors of the Seller, specifying their position, status, annual salary, hourly wages, work location, length of service, other non-standard benefits provided to each of them, consulting or other independent contractor fees, together with an appropriate notation next to the name of any officer or other employee on such list who is subject to any Employment Agreement or any other Contract (other than a standard offer letter) describing the terms or conditions of employment of such employee or of the rendering of services by such individual independent contractor. All of the officers, employees and individual independent contractors of the Seller required to be disclosed on Schedule 4.13(a)

are legally eligible for their employment or contracting services under applicable Law and Seller is in compliance with all applicable Laws pertaining to immigration and work authorization. Except as set forth on Schedule 4.13(b), the Seller is not a party to or bound by any Employment Agreement or any other Contract with respect to the terms or conditions of employment of any Person. The Seller has provided (or made available) to the Purchaser true, correct and complete copies of each Employment Agreement to which Seller is a party, or by which it is otherwise bound. Each such Employment Agreement is legal, valid, binding and enforceable in accordance with its terms with respect to the Seller, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally, and by general equitable principles. There is no existing default or breach of Seller under any Employment Agreement (or event or condition that, with notice or lapse of time or both could constitute a default or breach) and, to the Seller’s Knowledge, there is no such default (or event or condition that, with notice or lapse of time or both, could constitute a default or breach) with respect to any third party to any Employment Agreement. The Seller has not received a claim from any Governmental Entity to the effect that Seller has improperly classified any Person listed on Schedule 4.13(a). Except as set forth in Schedule 4.13(c), the Seller has not made any verbal commitments to any officer, employee, former employee, consultant or independent contractor of Seller or any other Person with respect to compensation, promotion, retention, termination, severance or similar matters in connection with the transactions contemplated hereby. Except as indicated on Schedule 4.13(d), all officers, employees and individual independent contractors of Seller are active on the date hereof.
Section 4.4
    Company Benefit Plans. Each Company Benefit Plan is identified in Schedule 4.14(a), and Seller has provided (or made available) a true, correct and complete copy of each such plan to the Purchaser together with the most recent report filed with respect to such plan with any Governmental Entity. No Company Benefit Plan is subject to Title IV of ERISA, and no Company Benefit Plan is described in Section 413(c) of the Code or Section 3(40) of ERISA. The terms of each Company Benefit Plan as currently in effect that purports to be qualified under Section 401(a) of the Code and any trust which is a part of any such Company Benefit Plan are subject to a favorable determination letter or opinion letter from the Internal Revenue Service, and each such Company Benefit Plan has been operated and administered in accordance with all Laws (including ERISA and the Code). The terms of each other Company Benefit Plan satisfy the requirements of Laws (including ERISA and the Code), and each such Company Benefit Plan has been operated and administered in accordance with all Laws (including ERISA and the Code). The Seller has timely satisfied all reporting and disclosure obligations under Laws (including ERISA and the Code) with respect to the Company Benefit Plans. Neither the Seller nor any ERISA Affiliate thereof has any Liability under any Employee Benefit Plan other than a Company Benefit Plan. There have been no prohibited transactions (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan which have not been corrected in full with respect to which any Tax or penalty is due or which are not otherwise exempt under Section 4975(d) of the Code or Section 408 of ERISA. If the benefits under a Company Benefit Plan are funded through a trust, the fair market value of the assets of such trust equal or exceed the Liabilities of such plan and no Liens exist or may arise with respect to any Company Benefit Plan. If the benefits under a Company Benefit Plan are funded through insurance Contracts, such Contracts are in full force and effect and all premiums have been paid when due. If benefits under a Company Benefit Plan are funded from the general assets of Seller, the Liability for funding such benefits is shown on the books and records of Seller in accordance with GAAP and any applicable standards of the Financial Accounting Standards Board. The Seller has made full and timely payment of all amounts which are required to be paid as contributions to each Company Benefit Plan. No Company Benefit Plan provides for benefits described in Section 3(1) of ERISA following a termination of employment except as required under Part 6 of Title I of ERISA, and the Seller has complied in all material respects with the healthcare continuation coverage requirements of Part 6 of Title I of ERISA. Except as set forth in Schedule 4.14(b), there is no Contract or plan with any Person which provides for any payment to any employee by Seller, which payment would fail to be deductible by reason of Section 280G of the Code or which would exceed the deduction limits under Section 404 of the Code. Except as set forth in Schedule 4.14(c), the Seller has no contractual obligation to maintain any Company Benefit Plan for any period of time or to make contributions from its general assets at a fixed rate to such plan (other than premium payments for an insurance Contract which are set on a year-to-year basis and matching contributions as provided in the 401(k) plan in which any employee of Seller is eligible to participate), and the Seller can terminate any Company Benefit Plan at any time, without any early termination fee or penalty becoming due under the terms of any group annuity or other insurance Contract. There is no Action pending or, to the Seller’s Knowledge, threatened with respect to any Company Benefit Plan (other than claims for benefits in the Ordinary Course). To the Seller’s Knowledge, there is no reasonable basis for any Action with respect to any Company Benefit Plan (other than claims for benefits in the Ordinary Course).
Section 4.5
    Labor Relations. Except as set forth in Schedule 4.15: (a) the Seller is not a party to any collective bargaining agreement, Contract or legally binding commitment to any trade union or employee organization or group in respect of or affecting employees; (b) the Seller is not currently engaged in any negotiation with any trade union or employee organization; (c) the Seller has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act, and there is no pending or, to the Seller’s Knowledge, threatened complaint regarding any alleged unfair labor practices as so defined; (d) there is no strike, labor dispute, work slowdown or stoppage pending or, to the Seller’s Knowledge, threatened against Seller; (e) there is no grievance or arbitration proceeding arising out of or under any collective bargaining agreement which is pending or, to the Seller’s Knowledge, threatened against Seller; (f) the Seller has not experienced any work stoppage; (g) the Seller is not the subject of any union organization effort; (h) there are no claims pending or, to the Seller’s Knowledge, threatened against Seller related to the status of any individual as an independent contractor or employee; and (i) Seller has complied in all material respects with WARN. The Seller has not misclassified any Person as (x) an independent contractor rather than as an employee, or (y) an employee exempt from state, federal, provincial or other applicable overtime regulations. There are no (and for the past five years there have been no) Actions against Seller pending, or to the Seller’s Knowledge, threatened to be brought or filed, by or with any Governmental Entity or arbitrator in connection with the employment of any current or former applicant, employee, consultant or individual independent contractor of the Business, including any claim relating to immigration or work authorization, violation of the Occupational Safety and Health Act or the Americans with Disabilities Act, unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wages and hours or any other employment related matter arising under applicable Laws.

Section 4.6
    Insurance Policies. Schedule 4.16(a) sets forth a list of (a) all policies of insurance maintained (currently maintained or held within the last three years), owned or held by the Seller (collectively, the “Insurance Contracts”), including the policy limits or amounts of coverage, deductibles or self-insured retentions, and annual premiums with respect thereto, and (b) all insurance claims made by Seller in the last three years. Such Insurance Contracts are valid and binding in accordance with their terms, are in full force and effect, and the Insurance Contracts will continue in effect after the Closing Date. The Seller has not received written notice that (a) it has breached or defaulted under any of such Insurance Contracts or (b) that any event has occurred that would permit termination, modification, acceleration or repudiation of such Insurance Contracts. Except as set forth in Schedule 4.16(b), the Seller is not in default (including a failure to pay an insurance premium when due) in any material respect with respect to any Insurance Contract, nor has Seller failed to give any notice of any material claim under such Insurance Contract in due and timely fashion nor has Seller in the last three years been denied or turned down for insurance coverage.
Section 4.7
    Environmental Matters. Except as set forth on Schedule 4.17:
(a)
    the Seller possesses all Licenses required under, and is in compliance with, all Environmental Laws, and the Seller is in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws or contained in any other Law, or any notice or demand letter issued thereunder, including all requirements of Environmental Laws relating to (i) the discharge and handling of Hazardous Materials, (ii) notice, recordkeeping and reporting, and (iii) obtaining and maintaining Licenses for the ownership of its properties and assets and the operation of the Business as presently conducted, including Licenses relating to the handling and discharge of Hazardous Materials;
(b)
    the Seller has not received notice of actual or threatened Liability under CERCLA or any similar foreign, state or local Law from any Governmental Entity or any third party and to Seller’s Knowledge there is no fact or circumstance that could form the basis for the assertion of any claim against Seller under any Environmental Law, including CERCLA or any similar local, state or foreign Law with respect to any on-site or off-site location;
(c)
    the Seller has not entered into or agreed to enter into, and has not contemplated entering into, any consent decree or order, and is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Hazardous Materials under, any applicable Environmental Law;
(d)
    the Seller has not been alleged to be in violation of, and has not been subject to any administrative or judicial proceeding pursuant to, applicable Environmental Laws;

(e)
    the Seller is not subject to any fine, penalty, assessment or similar financial Liability or related claims of any kind or nature whatsoever, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of Seller, or the employees, agents or representatives of Seller or arising out of the ownership, use, control or operation by Seller of any plant, facility, site, area or property (including any plant, facility, site, area or property currently or previously owned or leased by Seller) from which any Hazardous Materials were Released;
(f)
    prior to the date hereof, the Seller has provided (or made available) to the Purchaser true, correct and complete copies of all reports, audits, studies, analyses, correspondence, memoranda, computer data and the complete files relating to environmental matters of the Seller, and the Seller has not paid any fine, penalty or assessment with respect to environmental matters;
(g)
    there has not occurred, nor is there presently occurring, from and due to Seller’s operation of the Business or other use by Seller of the real property at issue, a Release of any Hazardous Material on, into or beneath the surface of any real property currently owned or leased by Seller, in an amount requiring notice or report to a Governmental Entity;
(h)
    to Seller’s Knowledge, no Leased Real Property, improvement or equipment of Seller contains any asbestos, polychlorinated biphenyls, landfill, underground storage tanks, open or closed pits, underground sumps or other similar underground containers; and
(i)
    Seller has not imported, manufactured, stored, managed, used, operated, transported, treated or disposed of any Hazardous Material other than in compliance with all Environmental Laws.
Section 4.8
    Intellectual Property.
(a)
    Schedule 4.18(a) sets forth a list of all Company Registered Intellectual Property that is owned or purported to be owned by the Seller. The Seller owns all right, title and interest to the Company Registered Intellectual Property listed on Schedule 4.18(a), free and clear of all Liens.
(b)
    Schedule 4.18(b) identifies each item of Intellectual Property that Seller uses pursuant to a written license or agreement, other than off-the-shelf agreements for commercially available software or other intangible Intellectual Property for which Seller pays less than $5,000 in license fees per year. With respect to each such item of Intellectual Property listed on Schedule

4.18(b): (i) the license or agreement covering the item is legal, valid, binding, enforceable against Seller, and in full force and effect; (ii) Seller is not in breach or default of the license or agreement; and (iii) Seller has not granted any sublicenses with respect to the license or agreement.
(c)
    (i) To the Seller’s Knowledge, the operation of the Business is not infringing or violating the Intellectual Property rights of any other Person, (ii) no Action is pending or, to the Seller’s Knowledge, threatened against Seller in respect of any Company Registered Intellectual Property or asserting that Seller is infringing or violating the Intellectual Property right of any Person, and (iii) Seller has not received any notice from any Person asserting any such infringement or violation.
Section 4.9
    Transactions with Affiliates. To Seller’s Knowledge, and except as set forth on Schedule 4.19, no officer or director of any Seller Party or any of its Affiliates, no Person with whom any such officer or director has any direct or indirect relation by blood, marriage or adoption, no entity in which any such officer or director owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent (1%) of the capital stock of which is beneficially owned by such officers and directors in the aggregate), no Affiliate of any of the foregoing and no current or former Affiliate of any Seller Party has entered into or is otherwise bound by: (a) any Contract with, or relating to, Seller or the properties or assets of Seller (excluding agreements disclosed in Schedule 4.13(b) and excluding any standard stock or option agreements to which the Seller is a party); (b) any loan or Contract for indebtedness relating to Seller or the properties or assets of Seller (excluding advances of travel or other Business-related expenses in the Ordinary Course); or (c) any Contract relating to property (real, personal or mixed), tangible or intangible, currently used by Seller.
Section 4.10
    Undisclosed Payments. None of (a) the Seller, (b) its officers or directors or (c) anyone acting on behalf of any of them has made or received any payment not adequately disclosed in the books and records of Seller and the Financial Statements in connection with or in any way relating to Seller.
Section 4.11
    Customer Relations. Schedule 4.21 contains a correct and complete list of the names and addresses of the Customers (and the amount of sales to each such Customer during the 12-month period ended December 31, 2015 and the six-month period ended on the Balance Sheet Date). The Seller maintains good relations with each Customer as of the date of this Agreement and, to the Seller’s Knowledge as of the date of this Agreement, no event has occurred that could materially and adversely affect the relations between Seller and the Customer. Except as set forth on Schedule 4.21, no Customer has, during the 12 months prior to the date of this Agreement, cancelled, terminated or, to Seller’s Knowledge, made any threat to cancel or otherwise terminate any of its Contracts with Seller or to materially decrease its orders from Seller and, to Seller’s Knowledge as of the date of this Agreement, no Customer intends to terminate or materially alter its business relations with Seller, either as a result of the transactions contemplated hereby or otherwise.

Section 4.12
    Supplier Relations. Schedule 4.22 contains a correct and complete list of the names and addresses of the Suppliers (and the amount of purchases from each such Supplier during the 12-month period ended December 31, 2015 and the six-month period ended on the Balance Sheet Date). The Seller maintains good relations with each Supplier as of the date of this Agreement and, to the Seller’s Knowledge as of the date of this Agreement, no event has occurred that could materially and adversely affect the relations between Seller and the Supplier. Except as set forth on Schedule 4.22, no Supplier has, during the 12 months prior to the date of this Agreement, cancelled, terminated or, to Seller’s Knowledge, made any threat to cancel or otherwise terminate any of its Contracts with Seller or to materially decrease its supply to Seller, and to Seller’s Knowledge as of the date of this Agreement, no Supplier intends to terminate or materially alter its business relations with Seller, either as a result of the transactions contemplated hereby or otherwise.
Section 4.13
    Accounts Receivable; Accounts Payable.
(a)
    Accounts Receivable. The Seller has delivered to the Purchaser a true, correct and complete schedule of the Receivables as of June 30, 2016 showing the amount of each Receivable and an aging of amounts due thereunder, which schedule is correct and complete as of that date. Except as set forth on Schedule 4.23(a), to the Seller’s Knowledge, the debtors to which the Receivables relate are not in or subject to a bankruptcy or insolvency proceeding and none of the Receivables has been made subject to an assignment for the benefit of creditors. Except as set forth on Schedule 4.23(a), all such Receivables are current and there are no disputes regarding the collectability of any such Receivables. Except as set forth on Schedule 4.23(a), all Receivables as of the Closing Date (net of any aggregate reserves shown on Schedule 4.23(a) (i) will be valid, existing and collectible in a manner consistent with the Seller’s past practices without resort to legal proceedings or collection agencies, (ii) represent monies due for goods sold and delivered or services rendered in the Ordinary Course and (iii) will not be subject to any refund or adjustment or any defense, right of set-off, assignment, restriction, security interest or other Lien. The Seller has not factored any of its receivables.
(b)
    Accounts Payable. The accounts payable of the Seller reflected on the Balance Sheet, and the accounts payable of the Seller since the Balance Sheet Date, arose or will arise, as applicable, from bona fide transactions in the Ordinary Course.
Section 4.14
    Licenses.
(a)
    Schedule 4.24(a) is a correct and complete list of all Licenses held by the Seller. The Seller owns or possesses all Licenses that are necessary to enable it to carry on the Business as presently conducted. All such Licenses are valid, binding and in full force and effect. The execution, delivery and performance hereof and the consummation of the Acquisition and the transactions contemplated this Agreement shall not adversely affect any such License, or require consent from, or notice to, any Governmental Entity. Schedule 4.24(b) sets forth those Licenses that may be transferrable to the Purchaser at the Closing, and Seller’s best information concerning the consent, notice or filing requirements (relating to the relevant Governmental Entity issuing the License) that would be required for Purchaser to obtain the transfer of such scheduled License as part of the Purchased Assets. The Seller has taken all necessary action to maintain each License listed on Schedule 4.24(a). No loss or expiration of any License is pending or, to the Seller’s Knowledge, threatened or reasonably foreseeable (other than expiration upon the end of any term).
(b)
    To the Seller’s Knowledge, each individual independent contractor listed on Schedule 4.13(a), and each other independent contractor, has the requisite License required to provide the services such independent contractor provides to the Seller.
Section 4.15
    Product and Services Warranties; Warranty Claims.
(a)
    Except as set forth on Schedule 4.25(a)(1), there are no pending or, to the Seller’s Knowledge, threatened claims against Seller that any of its goods are defective or subject to a product recall, or that the goods or services manufactured, sold or provided by Seller fail to meet any product or service warranties of any applicable standard or the specifications of any foreign, federal, state, or local authority which involve or, to the Seller’s Knowledge, could reasonably be expected to involve a cost to Seller which in the aggregate for all such claims exceeds or could reasonably be expected to exceed $10,000. Except as provided in Schedule 4.25(a)(2), the Seller has not issued any recalls of products sold by it during the past five years.
(b)
    Except as set forth on Schedule 4.25(b), since January 1, 2011, the Seller has not incurred any Liability arising out of an injury to individuals or property as a result of the manufacture, ownership, possession or use of any product designed, manufactured, packaged, sold, leased, licensed, delivered, or otherwise distributed by Seller, and to the Seller’s Knowledge, no events have occurred and no circumstances exist that could give rise to or serve as a basis for any such Liability.
Section 4.16
    Inventories. Except as set forth on Schedule 4.26, all Inventories are usable and of merchantable quality. Any aggregate Inventory specifically identified by the Seller as satisfying a specific State of Arizona or other governmental product specification does not include any items which are below such specification, and the aggregate Inventory specifically identified by the Seller as satisfying any customary quality control standards does not include any items which are below such standards. Except as set forth in Schedule 4.26, any aggregate Inventory includes no items which are of a quality or quantity not usable or, in the case of finished goods, salable in the normal course of business (it being understood that all Inventory shall have remaining shelf life of at least six months, which is the shelf life required by the Seller’s customers; and no such Inventory is (a) adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, (b) an item that may not, under Federal Food, Drug and Cosmetic Act, be introduced into interstate commerce, and (c) adulterated or misbranded within the meaning of or in violation of any disclosure or warning required under the pure food and drug or health, safety or Environmental Laws, regulations or ordinances of any state or other government authority which are applicable to such shipment or delivery). Seller’s report of the value of the Inventory as of August 31, 2016 was made and calculated consistent with the Seller’s past practices.
Section 4.17
    Regulatory and Certification Compliance.
(a)    Compliance Generally. Seller has at all times through the date hereof, with respect to all of Seller’s products currently made, sold or marketed in the United States, or imported by Seller into the United States (collectively, the “Products”), complied in all material respects with the applicable provisions of the Federal Food, Drug, and Cosmetic Act and the implementing regulations, policies and guidances issued by the U.S. Food and Drug Administration (the “FDA”), the applicable provisions of the Federal Trade Commission Act and the implementing regulations, policies and guidances issued by the Federal Trade Commission (the “FTC”), any applicable regulations and requirements adopted by the U.S. Department of Agriculture (the “USDA”), and any applicable requirements established by state or local authorities responsible for regulating tea products and production facilities (collectively, the “State Authorities”), as well as with all terms and conditions imposed in any Licenses granted to Seller by the FDA, the USDA, any State Authority, any other Governmental Entity or any other Person, including any applicable facility registrations and fees; current good manufacturing practice (cGMP), Hazard Analysis and Critical Control Point (HACCP), or sanitation requirements; requirements relating to food; product or nutrition labeling requirements; inspection requirements; product composition requirements; testing requirements or protocols; recordkeeping and product traceability requirements; reporting and monitoring requirements; packaging (including co-packing and repackaging) requirements; laboratory controls; storage and warehousing procedures; prior import notice, product certifications and shipping requirements; and shelf-life requirements.
(b)    Enforcement Actions. Each of the Seller, the Products, and the facilities in which the Products are made, processed, labeled, packaged, handled or stored by or on behalf of Seller, are not now the subject (nor have they been the subject during the previous five years) of any recall, investigation, penalty assessment, non-routine audit or other compliance or enforcement action, or any investigation, by the FDA, the FTC, the USDA, any State Authority, or any other authority having responsibility for the regulation of food or beverage products, and, to the Seller’s Knowledge, none of the assemblers or distributors which receive, assemble or distribute the Products is subject (or has been subject during the previous five years) to any such adverse action with regard to the Products. To the Seller’s Knowledge, no supplier that supplies goods (including tea ingredients) or services in relation to the Products is subject (or has been subject during the previous five years) to any such adverse action with regard to such goods (including tea ingredients) or services. Seller has obtained all necessary Licenses from, and has made all necessary and appropriate applications and other submissions to, the FDA, the USDA, any State Authority and any other applicable authority having responsibility for the regulation of tea products, for its current and past business activities relating to the Products, including, without limitation and as applicable, any new dietary ingredient (NDI) or generally recognized as safe (GRAS) notifications, and notifications for “structure function” claims for the Products.
(c)    Unsuitability. The Seller has not received any information or report from the FDA, the FTC, the USDA, any State Authority, or any other authority having responsibility for the regulation of food or tea products, indicating that any Product is unsafe or unsuitable for its intended use, and, to the Seller’s Knowledge, there are no facts that would reasonably be expected to result in the FDA, the FTC, the USDA, any State Authority, or other authority having responsibility for the regulation of food or tea products, prohibiting or restricting the marketing, sale, distribution or use in the United States of any Product currently made or marketed by the Seller, or the operation or use of any facility currently used by the Seller in connection with the Products.
Section 4.18
    Import/Export. The Seller has at all times conducted its import and export transactions in accordance and compliance in all material respects with (a) all applicable United States import, export and re-export controls Laws, including the United States Export Administration Act of 2001, as amended and the Export Administration Regulations (including Antiboycott regulations) implemented by the Office of Foreign Assets Control and the customs regulations administered by the U.S. Customs and Board Protection, and (b) consistent with applicable U.S. Laws and all other applicable import / export controls Laws in other countries in which Seller conducts business. Without limiting the foregoing:
(a)
    Seller has obtained, and is in compliance in all material respects with, all Export/Import Approvals;
(b)
    there are no pending or, to the Seller’s Knowledge, threatened claims against Seller with respect to such Export/Import Approvals;
(c)
    to the Seller’s Knowledge, there are no actions, conditions or circumstances pertaining to Seller’s import or export transactions that would give rise to any future fine, penalty, assessment or similar financial Liabilities or related claims based on its operation of the Business through the Closing Date;
(d)
    Seller has remitted all appropriate import fees, duties, taxes and/or any other payment required for import transactions in any country in which Seller conducts the Business;
(e)
    the Seller is not a party to any Contract or bid with and Seller has not conducted business with (directly or, to the Seller’s Knowledge, indirectly), any Person located in Central African Republic, Cuba, Belarus, Burma (Myanmar), Burundi, Iran, Libya, North Korea, Somalia, Sudan, Syria or Zimbabwe;

(f)
    Seller has not received written notice from a Governmental Entity claiming or alleging that it was not in compliance with any applicable Laws relating to the export or import of goods, technology and/or services to or from any foreign jurisdiction; and
(g)
    Seller has not made any voluntary or directed disclosures to, and Seller has not been subject to any fines, penalties or sanctions from, any Governmental Entity regarding any import or export control violations.
Section 4.19
    Ethical Practices. Neither the Seller nor any representative of the Seller has offered or given, and, to the Seller’s Knowledge, no other Person has offered or given on Seller’s behalf, anything of value to: (a) any official of a Governmental Entity, any political party or official thereof or any candidate for political office; (b) any customer or member of any Governmental Entity; or (c) any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any customer or member of any Governmental Entity or any candidate for political office for the purpose of the following: (i) influencing any action or decision of such Person, in such Person’s official capacity, including a decision to fail to perform such Person’s official function; (ii) inducing such Person to use such Person’s influence with any Governmental Entity to affect or influence any act or decision of such Governmental Entity to assist the Seller in obtaining or retaining business for, with, or directing business to, any Person; or (iii) where such payment would constitute a bribe, kickback or illegal or improper payment to assist the Seller in obtaining or retaining business for, with, or directing business to, any Person.
Section 4.20
    Brokers and Finders. Other than Billow Butler & Company, L.L.C., none of the Seller nor any Affiliate, officer, director or employee thereof has employed any broker, finder or investment banker or incurred any Liability for any investment banking fees, financial advisory fees, brokerage fees or finders’ fees in connection with the transactions contemplated hereby. The Seller is solely responsible for the fees and expenses of Billow Butler & Company, L.L.C.
Section 4.21
    Solvency. Immediately before and immediately after giving effect to the Acquisition and other transactions contemplated by this Agreement, the Seller shall be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent Liabilities). Immediately before and immediately after giving effect to the Acquisition and the other transactions contemplated by this Agreement, the Seller shall have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the Acquisition and the other transactions contemplated by this Agreement with the intent to hinder, delay, or defraud either present or future creditors of the Seller.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
The Purchaser represents and warrants to the Seller Parties that the statements contained in this Article V are true and correct as of the date hereof and as of the Closing Date:
Section 5.1
    Organization. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.
Section 5.2
    Authorization. The Purchaser has full power and authority to execute and deliver this Agreement, the Seller Ancillary Documents executed by the Purchaser, and the Purchaser Ancillary Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement, the Seller Ancillary Documents executed by the Purchaser, and the Purchaser Ancillary Documents, the performance by the Purchaser of its obligations hereunder and thereunder, and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. This Agreement, the Seller Ancillary Documents executed by the Purchaser, and the Purchaser Ancillary Documents have been duly executed and delivered by the Purchaser and constitute the valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of course in granting equitable remedies.
Section 5.3
    Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the Seller Ancillary Documents executed by the Purchaser, and the Purchaser Ancillary Documents, the consummation of the transactions contemplated hereby and thereby and the fulfillment of, and compliance with, the terms and conditions hereof and thereof do not or shall not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, or permit the acceleration of any obligation under, (a) any term or provision of the certificate of incorporation or bylaws of the Purchaser, (b) any Contract to which the Purchaser is a party, (c) any judgment, decree or order of any Governmental Entity to which the Purchaser is a party or by which the Purchaser or any of its properties is bound, or (d) any statute, law, rule or regulation applicable to the Purchaser unless, in each case, such violation, conflict, breach, default, loss of benefit or accelerated obligation would not, either individually or in the aggregate, have a material adverse impact on the ability of the Purchaser to consummate the transactions contemplated hereby, by the Seller Ancillary Documents executed by the Purchaser, or the Purchaser Ancillary Documents.

ARTICLE VI

CERTAIN COVENANTS AND AGREEMENTS
Section 6.1
    Conduct of the Business. For the period commencing on the date hereof and ending on the Closing Date, the Seller shall, except as expressly required or expressly provided for hereby and except as otherwise consented to in advance in writing by the Purchaser or as set forth in Schedule 6.1:
(g)
    conduct the Business only in the Ordinary Course and not engage in any new line of business or enter into any agreement, transaction or activity, except those in the Ordinary Course and not otherwise prohibited under this Section 6.1;
(h)
    use commercially reasonable efforts to preserve intact Seller’s goodwill and business organization, keep Seller’s officers and employees available to the Purchaser, and preserve Seller’s relationships and goodwill with customers, distributors, suppliers, employees and other Persons having business relations with it, in each case in the Ordinary Course;
(i)
    maintain Seller’s existence and good standing in its jurisdiction of organization and in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification;
(j)
    duly and timely file or cause to be filed all Tax Returns required to be filed with any Governmental Entity and promptly pay or cause to be paid when due all Taxes, assessments and governmental charges, including interest and penalties levied or assessed, unless diligently contested in good faith by appropriate proceedings;
(k)
    maintain in existing condition and repair, in the Ordinary Course, all buildings, offices, and other structures located on the Leased Real Property, and all equipment, fixtures and other tangible personal property located on the Leased Real Property;
(l)
    not authorize for issuance or issue and deliver any additional shares of Seller’s capital stock (other than in the Ordinary Course consistent with the terms of any outstanding options to purchase capital stock which are exercised by their holders), or securities convertible into or exchangeable for such capital stock, or issue or grant any right, option or other commitment for the issuance of shares of its capital stock, or split, combine or reclassify any shares of its capital stock;

(m)
    not amend or modify its organizational or governance documents;
(n)
    not declare, pay or set aside for payment any dividend or other distribution or make any payment to any related parties other than in the Ordinary Course;
(o)
    not create any subsidiary, acquire any capital stock or other equity securities of any Person or acquire any equity or ownership interest in any business or Person;
(p)
    not dispose of or permit to lapse any right to the use of any patent, trademark, trade name, service mark, license or copyright of Seller (including any of the Company Intellectual Property), or dispose of or disclose to any Person, other than in the Ordinary Course and pursuant to a commercially reasonable non-disclosure Contract, any trade secret, formula, process, Software, technology or know-how of Seller not a matter of public knowledge prior to the date hereof;
(q)
    not (i) sell or transfer any asset, (ii) create, incur or assume any indebtedness secured by any asset of Seller, (iii) grant, create, incur or suffer to exist any Lien (other than a Permitted Lien) on any asset of Seller, (iv) incur any Liability (including the guaranty of a Liability or obligation of any other Person), except in the Ordinary Course, (v) write-off any guaranteed check, note or account receivable, (vi) write-down the value of any asset or investment on the books or records of Seller, except for depreciation and amortization in the Ordinary Course, (vii) cancel any debt or waive any claim or right, in each case with a value in excess of $10,000, or (viii) make any commitment for any capital expenditure to be made on or following the date hereof in excess of $10,000 in the case of any single expenditure or $25,000 in the case of all capital expenditures;
(r)
    not increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its employees, officers, directors or consultants, except in the Ordinary Course; provided, however, that the Seller shall not take any action described in this Section 6.1(l) with respect to (i) any officer or director of Seller or (ii) any Person whose annualized base compensation is $75,000 or more or whose annual base compensation for the 12-month period following the date hereof is expected to be $75,000 or more;
(s)
    not pay or agree to pay any additional pension, retirement allowance or other employee benefit under any Company Benefit Plan to any of Seller’s employees, officers, directors or consultants, whether past or present, except in the Ordinary Course; provided, however, that the Seller shall not take any action described in this Section 6.1(m) with respect to (i) any officer or director of Seller or (ii) any Person whose annualized base compensation is $75,000 or more or whose annual base compensation for the 12-month period following the date hereof is expected to be $75,000 or more;
(t)
    not adopt, amend or terminate any Company Benefit Plan or increase the benefits provided under any Company Benefit Plan, or promise or commit to undertake any of the foregoing in the future;
(u)
    not enter into a collective bargaining agreement or any Contract that, if in effect on the date hereof, would have been required to have been disclosed pursuant to Section 4.15;
(v)
    not amend or terminate any existing Employment Agreement or enter into any new Employment Agreement;
(w)
    maintain supplies and inventory at levels that are in the Ordinary Course;
(x)
    continue to extend customers credit, collect accounts receivable and pay accounts payable and similar obligations in the Ordinary Course;
(y)
    perform in all material respects all of its obligations under, and not default or suffer to exist any event or condition that with notice or lapse of time or both could constitute a default under, each Company Contract (except those being contested in good faith) and not enter into, assume or amend any Contract that is or would be a Company Contract, other than in the Ordinary Course;
(z)
    not pay, discharge or satisfy any claim or Liability other than the payment, discharge or satisfaction in the Ordinary Course of claims and Liabilities;
(aa)
    not increase any reserves for contingent Liabilities (excluding any adjustment to bad debt reserves in the Ordinary Course);
(bb)
    maintain in full force and effect and in the same amounts policies of insurance comparable in amount and scope of coverage to that now maintained by or on behalf of Seller pursuant to the insurance Company Contracts;
(cc)
    maintain Seller’s books and records on a basis consistent with GAAP;
(dd)
    continue Seller’s cash management practices in the Ordinary Course;
(ee)
    not make or change any election relating to Taxes, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to Seller, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Seller, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, in each case if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax Liability of Seller for any period ending after the Closing Date or of the Purchaser, or decreasing any Tax attribute of Seller existing on the Closing Date; and
(ff)
    not authorize, or commit or agree to take, any of the foregoing actions that are prohibited by this Section 6.1.
In connection with the continued operation of the Seller during the period commencing on the date hereof and ending on the Closing Date, the Seller shall confer in good faith on a regular and frequent basis with the Purchaser regarding material matters and the general status of on-going operations of the Seller. The Seller Parties hereby acknowledge that the Purchaser does not and shall not waive any right it may have hereunder as a result of such consultations. None of the Seller Parties shall take any action that would, or could reasonably be expected to, result in any representation or warranty of such Person set forth herein to become untrue.
Section 6.2
    Inspection and Access to Information. During the period commencing on the date hereof and ending on the Closing Date, the Seller shall, and shall cause its officers, directors, employees, auditors and agents to (i) provide the Purchaser and its accountants, investment bankers, counsel, environmental consultants and other authorized representatives full access, during reasonable hours and under reasonable circumstances, to any and all of its premises, employees (including executive officers), properties, Contracts, books, records and other information (including Tax Returns filed and those in preparation), and (ii) furnish (or make available) to the Purchaser and its authorized representatives, promptly upon request therefor, any and all financial, technical and operating data and other information pertaining to the Seller and otherwise fully cooperate with the conduct of due diligence by the Purchaser and its representatives.

Section 6.3
    Notices of Certain Events. The Seller (and where specified the other Seller Parties) shall promptly notify the Purchaser prior to the Closing Date of:
(c)
    any change or event that, individually or in the aggregate, has had or could reasonably be expected to have (i) a Material Adverse Effect or (ii) otherwise result in any representation or warranty of the Seller or Seller Parties (or any one or more of them) hereunder being inaccurate in any material respect;
(d)
    any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby;
(e)
    any notice or other communication from any Governmental Entity in connection with the transactions contemplated hereby;
(f)
    any Action commenced or, to the Seller’s Knowledge, threatened against, relating to or involving or otherwise affecting any of the Seller Parties that, if pending on the date hereof, would have been required to have been disclosed pursuant to Section 4.9 or that relates to the consummation of the transactions contemplated hereby; and
(g)
    (i) the damage or destruction by fire or other casualty of any asset or part thereof of the Seller or (ii) any asset or part thereof becoming the subject of any proceeding (or, to the Seller’s Knowledge, any threatened proceeding) for the taking thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action.
The Seller Parties hereby acknowledge that the Purchaser does not and shall not waive any right it may have hereunder as a result of such notification. The Seller shall also promptly notify the Purchaser prior to the Closing Date of any new Material Contracts or any amendments or terminations to any existing Material Contracts.
Section 6.4
    Interim Financials. As promptly as practicable following each regular accounting period subsequent to the end of the most recent fiscal year and prior to the Closing Date, the Seller shall deliver to the Purchaser periodic financial reports in the form that they are customarily prepared for the Seller’s internal purposes concerning the Seller and, if available, unaudited statements of the financial position of the Seller as of the last day of each accounting period and statements of income and changes in financial position of Seller for the period then ended. The Seller shall cause each such interim statement to (a) present fairly in all material respects financial condition of the

Seller and the related results of its operations for the respective periods then ended, and (b) be prepared on a basis consistent with GAAP.
Section 6.5
    No Solicitation of Transactions. The Seller shall not, directly or indirectly, through any officer, director or agent of Seller or otherwise, initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or enter into negotiations or discussions of any type, directly or indirectly, or enter into a confidentiality agreement, letter of intent or purchase agreement, merger agreement or other similar agreement with any Person other than the Purchaser with respect to a sale of all or any substantial portion of the assets of the Seller, or a merger, consolidation, business combination, sale of all or any substantial portion of the capital stock or debt or equity securities of the Seller, or the liquidation or similar extraordinary transaction with respect to the Seller. The Seller shall notify the Purchaser orally (within 24 hours) and in writing (as promptly as practicable) on a no-name basis of the materially relevant terms of any inquiry or proposal by a third party to do any of the foregoing that the Seller Parties or any of their Affiliates or any of their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives may receive relating to any of such matters.
Section 6.6
    Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions hereof, each Party shall use its commercially reasonable, good faith efforts to perform its obligations hereunder and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain all consents required as described on Schedule 4.3(b) and to satisfy all conditions to its obligations hereunder and to cause the transactions contemplated herein to be effected as soon as practicable, but in any event on or prior to the Expiration Date, in accordance with the terms hereof and shall cooperate fully with each other Party and its officers, directors, employees, agents, counsel, accountants and other designees in connection with any step required to be taken as a part of its obligations hereunder, including the following:
(d)
    Each Party promptly shall make all filings and submissions and shall take all other actions necessary, proper or advisable under applicable Laws to obtain any required approval of any Governmental Entity with jurisdiction over the transactions contemplated hereby (except that no Party shall have any obligation to take or consent to the taking of any action required by any such Governmental Entity that is reasonably likely to adversely affect such Party or the Acquisition or the other transactions contemplated by this Agreement or the Seller Ancillary Documents or the Purchaser Ancillary Documents). Each Party shall furnish all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated hereby. Each of the Parties shall cooperate with the others in promptly filing any other necessary applications, reports or other documents with any Governmental Entity having jurisdiction with respect to this Agreement and the transactions contemplated hereby, and in seeking necessary consultation with and prompt favorable action by such Governmental Entity.

(e)
    In the event any Action by any Governmental Entity or other Person is commenced that questions the validity or legality of the Acquisition or any other transaction contemplated hereby or seeks damages in connection therewith, the Parties shall (i) cooperate and use all commercially reasonable efforts to defend against such claim, action, suit, investigation or other proceeding, (ii) in the event an injunction or other order is issued in any such Legal Proceeding, use all commercially reasonable efforts to have such injunction or other order lifted, and (iii) cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, the commencement of any such Action will not affect either Party’s right to notice a Termination of this Agreement on or after the Expiration Date under Section 9.1 and neither Party shall have any obligation under this Agreement to continue to contest any such Action beyond or past the Expiration Date.
(f)
    The Seller shall give all notices to third parties required hereunder and use commercially reasonable efforts (in consultation with Purchaser and without the requirement that Seller pay for any such consent) to obtain all third-party consents (i) necessary, proper or advisable to consummate the transactions contemplated hereby, (ii) required to avoid a breach of or default by Seller under any Assumed Contract or (iii) required to prevent a Material Adverse Effect, whether prior to, on or following the Closing Date.
(g)
    Each Party shall, and shall cause each applicable Affiliate of such Party to, do all things required by such Affiliate pursuant to this Agreement.
Section 6.7
    Public Announcements. Seller and Purchaser will consult and cooperate with each other concerning the timing and manner of the announcements of the Closing of the Acquisition to Seller’s employees, customers, suppliers, and other business relations. Unless otherwise required by applicable Law or stock exchange requirements, no Party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.
Section 6.8
    Company Benefit Plans and Employment Agreements. Prior to the Closing Date, the Seller shall make all required contributions and pay all premiums required under each Company Benefit Plan, including any employer matching and profit sharing contributions, which are due on or before the Closing Date. Prior to the Closing Date, the Seller shall take all action required (a) to make any amendments to any Company Benefit Plan required to comply with Law for periods on or before the Closing Date, and (b) to file or furnish all documentation related to the Company

Benefit Plans that are required to be filed with or furnished to any participant or Governmental Entity to comply with Laws for periods on or before the Closing Date. Prior to the Closing Date, the Seller shall provide the Purchaser all documentation reasonably requested by the Purchaser related to all Company Benefit Plans.
Section 6.9
    [RESERVED].
Section 6.10
    Tax Matters.
(a)
    Cooperation on Tax Matters. The Seller and the Purchaser shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 6.10 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided (or made available) hereunder. The Seller shall (i) retain all books and records with respect to Tax matters relating to any taxable period beginning before the Closing Date until the expiration of each applicable statute of limitations (and, to the extent notified by the Purchaser, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) give the Purchaser reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Purchaser reasonably so requests, the Seller Parties shall allow the Purchaser to make copies of such books and records. The Purchaser and the Seller Parties shall, upon request, use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).
(b)
    Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges, and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement (the “Transfer Taxes”) shall be paid one-half by the Seller and one-half by the Purchaser if and when due, and each such Party shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees, and charges, and, if required by applicable Law, each Party will, and will cause its Affiliates to, join in the execution of any such Tax Returns by the other Party and other documentation. All income Taxes imposed on the Seller Parties by reason of the asset sale and contribution contemplated by this Agreement shall be paid by the Seller Parties when due, and the Seller Parties will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, including Tax Returns for the Seller.

(c)
    Allocation of Consideration. The Purchaser and the Seller agree that the Total Consideration (plus the amount of capitalized costs) shall be allocated among the Purchased Assets for all purposes (including Tax and financial accounting) as shown on the allocation schedule (the “Allocation Schedule”) attached as Schedule 6.10(c), which is intended to be consistent with Section 1060 of the Code and the Treasury Regulations thereunder (and any similar provision of state, local and foreign Law, as appropriate). The Purchaser and the Seller Parties shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the Allocation Schedule. Any adjustments to the Total Consideration, including pursuant to Sections 3.2, 3.3 and 3.4, shall be allocated to Class VII assets pursuant to the Allocation Schedule. The Purchaser and the Seller’s Representative shall file, and cause their respective Affiliates to file, all Tax Returns (including IRS Form 8594) in a manner consistent with the Allocation Schedule, and none of the Purchaser or the Seller’s Representative shall take, or shall permit any of their respective Affiliates to take, any position inconsistent with such Allocation Schedule on any tax return or otherwise, unless required to do so by applicable Law or a “determination” within the meaning of Section 1313(a)(1) of the Code.
(d)
    Prorations. All real property taxes, personal property taxes, or ad valorem obligations and similar recurring taxes and fees on the Purchased Assets for taxable periods beginning before, and ending after, the Closing Date, shall be prorated between the Purchaser and the Seller as of the Closing Date. The Seller shall be responsible for all such taxes and fees on the Purchased Assets accruing during any period up to and including the Closing Date. The Purchaser shall be responsible for all such taxes and fees on the Purchased Assets accruing during any period after the Closing Date. With respect to Taxes described in this Section 6.10(d), the Purchaser and the Seller (as applicable) shall prepare and timely file all Tax Returns due after the Closing Date with respect to such Taxes. If one Party remits to the appropriate taxing authority payment for Taxes, which are subject to proration under this Section 6.10(d) and such payment includes the other Party’s share of such Taxes, such other Party shall promptly reimburse the remitting party for its share of such Taxes. In the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax that relates to the portion of such Tax period ending on the Closing Date (i.e., the pre-Closing Taxes) will (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to equal the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income or receipts, be deemed to equal the amount that would be payable if the relevant Tax period ended on the Closing Date.
(e)
    Notifications and Tax Clearance Certificates. Upon request from Purchaser, the Seller shall comply, and shall provide the Purchaser with the information and documentation to comply, and cooperate with the Purchaser in its compliance, with all applicable tax bulk sales and tax notification Laws (and all similar Laws) of every jurisdiction where Seller is obligated to file Tax Returns with respect to the Business and/or the Purchased Assets. If the

Purchaser is required by any Governmental Entity to withhold all or a portion of the Total Consideration (or any other consideration hereunder), then the Purchaser shall consult with Seller prior to making any such withholding to confirm the legal requirement for any such withholding (and the Parties shall use good faith efforts to minimize any such withholding) whereafter the Purchaser shall withhold, and not pay to the Seller, the applicable withheld amounts and shall hold such amounts until the applicable Governmental Entity authorizes the Purchaser to release and pay over such amounts to the Seller. As of the Closing Date, Seller shall obtain from the applicable Governmental Entity in jurisdictions that impose Taxes on Seller or where Seller has a duty to file Tax Returns (or in which there is a claim by a Governmental Entity that Seller has a duty to file Tax Returns in such jurisdictions), to the extent such certificates are issued by the applicable Governmental Entity, tax clearance or similar certificates evidencing Seller’s compliance with and satisfaction of its Tax obligations in such jurisdictions (“Tax Clearance Certificates”). If any Governmental Entity asserts that Seller is liable for any Tax, then Seller shall promptly pay when due any and all such amounts and shall provide evidence to the Purchaser, including a copy of a receipt, that such Taxes have been paid in full or otherwise satisfied.
Section 6.11
    Accounts.
(c)
    Following the Closing, the Seller Parties will provide any reasonably requested assistance and authority (including where appropriate limited powers of attorney in the name of Seller) to enable Purchaser (i) to collect in a reasonable manner consistent with reasonable past practice for the account of the Purchaser any Purchased Assets and (ii) to institute and prosecute all Actions that the Purchaser may in its sole discretion deem proper in order to enforce any right, title or interest in, to or under the Purchased Assets, and to defend or compromise any and all Actions in respect of the Purchased Assets.
(d)
    All payments and reimbursements received by any of the Seller Parties in connection with or arising out of the Purchased Assets after the Closing shall be held by such Seller Parties in trust for the benefit of the Purchaser and, promptly upon receipt by such Seller Parties of any such payment or reimbursement, such Seller Parties shall pay over to the Purchaser the amount of such payment or reimbursement.
(e)
    All payments and reimbursements received by the Purchaser in connection with or arising out of the Excluded Assets after the Closing Date shall be held by the Purchaser in trust for the benefit of the Seller and, promptly upon receipt by the Purchaser of any such payment or reimbursement, shall pay over to the Seller the amount of such payment or reimbursement.
Section 6.12
    Payment of Other Excluded Liabilities. In addition to payment of Taxes pursuant to Section 6.10(b), the Seller shall pay, or make adequate provision for the payment, in full all of the Excluded Liabilities and other Liabilities of the Seller under this Agreement.

Section 6.13
    Employees and Employee Benefits.
(a)
    Commencing on the Closing Date, the Seller shall terminate all employees of the Business who are actively at work on the Closing Date, and the Purchaser or one of its Affiliates at the Closing shall offer employment on an at-will basis, effective as of the Closing Date, to all employees who are employed by the Seller immediately prior to the Closing (the individuals who accept Purchaser’s or such Affiliate’s offer of employment are collectively referred to herein as the “Hired Personnel”), in each case (i) at approximately the same location (and Purchaser and its Affiliates agree not to move Hired Personnel to a different location for a period of ninety (90) days after the Closing Date) in a substantially similar capacity in which they were employed by Seller immediately prior to the Closing Date, (ii) at the same or a substantially similar cash salary level paid or payable to such Hired Personnel as was paid or payable by the Seller immediately prior to the Closing Date, and (iii) providing each such Person who is included in the Hired Personnel and such Person’s eligible dependents, comparable employee benefits as are currently available under the Company Benefit Plans listed on Schedule 2.1(a)(xii) if those Company Benefit Plans become Assumed Plans, or, if such Company Benefit Plans do not become Assumed Plans, comparable employee benefits as are currently available to similarly situated employees of Purchaser’s Affiliates through Purchaser’s Affiliates’ Employee Benefit Plans. Each employee of the Business who becomes employed by the Purchaser or one of its Affiliates in connection with the Acquisition shall be given service credit for the purpose of eligibility under the group health plan and eligibility and vesting only under the defined contribution retirement plan for his or her period of service with the Seller prior to the Closing Date; provided, however, that (x) such credit shall be given pursuant to payroll or plan records, at the election of the Purchaser or its applicable Affiliate, in its sole and absolute discretion, and (y) such service crediting shall be permitted and consistent with the Purchaser’s or such Affiliate’s defined contribution retirement plan.
(b)
    Except for the coverage of (and any ongoing benefits provided under) the Assumed Plans, the Seller shall be solely responsible, and the Purchaser shall have no obligations whatsoever for, any compensation or other amounts payable to any current or former employee, officer, director, independent contractor or consultant of the Business, including hourly pay, commission, bonus, salary, fringe, pension or profit sharing benefits or severance pay for any period relating to the service with the Seller at any time on or prior to the Closing Date and the Seller Parties shall pay all such amounts to all entitled persons on or prior to the Closing Date or as soon as reasonably practicable thereafter in accordance with the Seller’s regular pay practices. The Purchaser shall be solely responsible, and the Seller shall have no obligations whatsoever for, any compensation or other amounts payable to any Hired Personnel, independent contractor or consultant of the Business, including hourly pay, commission, bonus, salary, fringe, pension or profit sharing benefits or severance pay for any post-Closing period relating to the service with the Purchaser following the Closing Date.
(c)
    Except for the coverage of (and any ongoing benefits provided under) the Assumed Plans,

the Seller shall remain solely responsible for the satisfaction of all claims for medical, dental, life insurance, health accident or disability benefits brought by or in respect of current or former employees, officers, directors, independent contractors or consultants of the Business or the spouses, dependents or beneficiaries thereof, which claims relate to events occurring on or prior to the Closing Date. The Seller also shall remain solely responsible for all workers’ compensation claims of any current or former employees, officers, directors, independent contractors or consultants of the Business which relate to events occurring on or prior to the Closing Date. The Seller shall pay, or cause to be paid, all such amounts to the appropriate persons as and when due. Purchaser acknowledges and agrees that Purchaser and its representatives shall not be afforded access to any employee records or other records or information the disclosure of which would be prohibited by any applicable Law.
(d)
    With respect to each Employee Benefit Plan, including severance, vacation and paid time-off plans, policies or practices, sponsored or maintained by the Purchaser or an Affiliate of the Purchaser, the Purchaser or such Affiliate shall recognize, for all of the Hired Personnel, credit for all service with the Seller, for all purposes (including eligibility, vesting, level of benefits, benefit accrual (other than under a defined benefit pension plan), pre-existing condition limitations and early retirement subsidies); provided, that no service credit shall be granted to the extent any duplication of benefits results; provided, further, that the Purchaser’s recognition of accrual of vacation or other paid time off shall not exceed five weeks of accrued vacation or other paid time off.
(e)
    Effective as of the Closing Date, except as otherwise required by applicable requirements of Law, the Seller’s obligations and Liability with respect to the accrued and unused vacation days of the Hired Personnel shall be transferred to and assumed by the Purchaser and its Affiliates, and the Purchaser and its Affiliates shall recognize and provide all such unused vacation and pay; provided, that such unused vacation pay is included in the Final Working Capital; provided, further, that the Purchaser will not assume accrued vacation or other paid time off for any of the Hired Personnel in excess of five weeks.
Section 6.14
    Confidentiality. Subject to Section 6.7, Farmer Bros. Co., a Delaware corporation (“Parent”), and the Purchaser shall remain obligated under the provisions of that certain Confidentiality Agreement, dated as of July 1, 2016, by and between Parent and the Seller (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference; provided, however, that the obligations of Parent and the Purchaser under such Confidentiality Agreement and the other obligations of Purchaser contained in this Section 6.14 shall terminate at the Closing. From and after the date of this Agreement, the Seller Parties shall not and shall cause their Affiliates not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors and employees of the Purchaser (or its designee) or use or otherwise exploit for its own benefit or for the benefit of anyone other than the Purchaser, any confidential information of the Purchaser or the Business (a) except as may be necessary in connection with filing and paying any Taxes imposed on the Seller Parties for Tax periods ending on or before the

Closing Date, (b) unless and until such information becomes public knowledge (other than by disclosure in breach of this Section 6.14), (c) except for use of the confidential information of the Business in the Ordinary Course prior to the Closing, (d) except as required by applicable Law, or (e) except to the extent required in connection with the enforcement or defense of rights in connection with any legal disputes relating to this Agreement or any Seller Ancillary Document or Purchaser Ancillary Document; provided, that before any Seller Party or any of its Affiliates discloses any confidential information as may be required by applicable Law, such Person will, to the extent permitted under applicable Law, give the Purchaser reasonable advance notice and take such reasonable actions as the Purchaser may propose to minimize the required disclosure.
Section 6.15
    Use of Names; Dissolution of Tea Packers. Seller shall, within 10 days following the Closing Date, change its name to a name to be mutually agreed by the Parties. For the avoidance of doubt, as between the Purchaser and its Affiliates, on the one hand, and the Seller and its Affiliates, on the other hand, the Purchaser and its Affiliates shall own all rights to the name “China Mist Tea”, “China Mist Tea Company” and any derivatives thereof from and after the Closing (it being understood and agreed that such names are included in the Purchased Assets). Seller shall promptly after the date hereof dissolve and liquidate Tea Packers.
ARTICLE VII

CONDITIONS TO CLOSING
Section 7.1
    Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:
(h)
    Injunction. There shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a Governmental Entity of competent jurisdiction to the effect that the Acquisition may not be consummated as provided herein, no proceeding or lawsuit shall have been commenced by any Governmental Entity or third party for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any Governmental Entity indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated hereby;
(i)
    Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Entities required in connection with the execution, delivery or performance hereof shall have been obtained or made, including those set forth on Schedule 4.3(b);
(j)
    Licenses. The Purchaser shall have obtained (or shall obtain at the

Closing as part of the Purchased Assets) all of the Licenses set forth on Schedule 4.24(a) and any and all other Licenses determined by the Purchaser as necessary to operate the Business.
(k)
    Representations and Warranties. The representations and warranties of the Seller Parties set forth in Article IV shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent that any representation of warranty is made with respect to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such specific date), except that those representations and warranties that by their terms are qualified by materiality shall be true and correct in all respects;
(l)
    Performance of Obligations of the Seller Parties. The Seller Parties shall have performed in all material respects all covenants and agreements required to be performed by each of them hereunder at or prior to the Closing;
(m)
    No Material Adverse Effect. Between the date hereof and the Closing Date, there shall not have occurred any Material Adverse Effect;
(n)
    Consents. The Seller Parties shall have obtained and delivered to the Purchaser, in form reasonably satisfactory to the Purchaser, written consents of or notices to, as applicable (or waivers with respect thereto) the third parties to those Company Contracts marked with an asterisk or two asterisks on Schedule 4.11 (other than such items marked therein to be paid off at Closing) and listed on Schedule 4.3(a), and all such consents, notices and waivers shall be in full force and effect on and following the Closing;
(o)
    Ancillary Documents. The Seller Parties shall have delivered, or caused to be delivered, to the Purchaser the documents listed in Section 8.2;
(p)
    Indebtedness; Release of Liens. The Seller Parties shall have delivered to the Purchaser payoff letters from each lender to the Indebtedness outstanding as of the Closing Date (including any interest accrued thereon and any prepayment or similar penalties and expenses associated with the prepayment of such Indebtedness on the Closing Date) and an agreement that, if such aggregate amount so identified is paid to such lender on the Closing Date, such Indebtedness shall be repaid in full and that all associated Liens, if any, affecting any real or personal property of the Seller will be released;

(q)
    Successor Liability. The Seller Parties shall have delivered to the Purchaser any documentation or certification requested by Purchaser that may be necessary in order for the Purchaser to be absolved from any successor liability for any Taxes of any Seller Party pursuant to applicable state or local Laws, including a certificate of compliance with bulk sale requirements;
(r)
    Transaction Expenses. The Seller Parties shall have delivered a true and correct schedule of all Transaction Expenses of the Seller Parties;
(s)
    Facility Lease. The Purchaser shall have entered into a lease agreement or assumption of lease, as applicable, in form reasonably satisfactory to the Purchaser, to lease the facility located at 7435 E Tierra Buena Lane, Scottsdale, AZ 85260, which is currently used by the Seller in the operation of the Business; and
(t)
    Employment. Each of Kermit Peterson, Brian S. Locke, Ed Baird and Kevin McCullough shall have accepted employment with the Purchaser, on such terms and conditions as are acceptable to the Purchaser.
Section 7.2
    Conditions to Obligations of the Seller Parties. The obligations of the Seller Parties to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:
(h)
    Injunction. There shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a Governmental Entity of competent jurisdiction to the effect that the Acquisition may not be consummated as provided herein, no proceeding or lawsuit shall have been commenced by any Governmental Entity or third party for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any Governmental Entity indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated hereby;
(i)
    Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity required in connection with the execution, delivery or performance hereof shall have been obtained or made;
(j)
    Representations and Warranties. The representations and warranties of the Purchaser contained in Article V shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent that any representation of warranty is made with respect to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such specific date), except that those representations and warranties that by their terms are qualified by materiality shall be true and correct in all respects;
(k)
    Performance of Obligations by the Purchaser. The Purchaser shall have performed in all material respects all covenants and agreements required to be performed by it hereunder at or prior to the Closing;
(l)
    Ancillary Documents. The Purchaser shall have delivered, or caused to be delivered, to the Seller Parties the documents listed Section 8.3; and
(m)
    Employment. Each of Kermit Peterson, Brian S. Locke, Ed Baird and Kevin McCullough shall have been offered employment by the Purchaser or one of its Affiliates, with compensation comparable to that for each such Person with the Seller.
ARTICLE VIII

CLOSING
Section 8.1
    Closing. The Closing shall occur at 10:00 a.m., Dallas, Texas time, on the third Business Day following the satisfaction of the conditions set forth in Article VII (or the waiver thereof by the Party entitled to waive that condition) that are contemplated to be satisfied prior to the Closing, or on such other date as the Parties may agree (the “Closing Date”). The Closing shall take place at the offices of Wick, Phillips, Gould & Martin, LLP, located at 3131 McKinney Avenue, Suite 100, Dallas, Texas 75204, and shall be deemed effective as of 12:01 a.m., Dallas, Texas time on such Closing Date.
Section 8.2
    Seller Parties’ Closing Deliveries. At the Closing, the Seller Parties shall deliver, or cause to be delivered, to the Purchaser the following:
(a)
    Counterparts of the Escrow Agreement, substantially in the form attached hereto as Exhibit B, executed by the Sellers’ Representative;
(b)
    one or more Bills of Sale, substantially in the form attached hereto as Exhibit C (each, a “Bill of Sale”), executed by Seller;

(c)
    a counterpart of one or more Assumption Agreements, substantially in the form attached hereto as Exhibit D (each, an “Assumption Agreement”), executed by Seller;
(d)
    a counterpart of the Assignment of Lease to transfer to Farmer Bros. Co. (or its assignee) the Leased Real Property, substantially in the form attached hereto as Exhibit E (the “Assignment of Lease”), executed by Seller;
(e)
    a certificate by the Secretary or any Assistant Secretary of Seller, dated the Closing Date, as to the effectiveness of the resolutions of the stockholders and board of directors of Seller authorizing the execution, delivery and performance hereof by Seller, passed in connection herewith and the transactions contemplated hereby;
(f)
    a certificate of good standing for Seller, issued within five days prior to the Closing Date by the Arizona Corporation Commission and from the Secretary of State of each state in which Seller is qualified to do business;
(g)
    payoff letters from each lender for the Indebtedness outstanding as of the Closing Date (including any interest accrued thereon and any prepayment or similar penalties and expenses associated with the prepayment of such Indebtedness on the Closing Date) and an agreement that, if such aggregate amount so identified is paid to such lender on the Closing Date, such Indebtedness shall be repaid in full and that all associated Liens, if any, affecting any real or personal property of the Seller will be released;
(h)
    the Non-Competition and Non-Solicitation Agreement, substantially in the form attached hereto as Exhibit F (the “Non-Competition Agreement”), executed separately by the Seller, Schweiker and Martinson;
(i)
    a counterpart of the Consulting Agreement, substantially in the form attached hereto as Exhibit G (the “Schweiker Consulting LLC Consulting Agreement”), executed by Schweiker Consulting LLC;
(j)
    a counterpart of the Consulting Agreement, substantially in the form attached hereto as Exhibit H (the “Marburn LLC Consulting Agreement”), executed by Marburn LLC;
(k)
    a counterpart of a letter of employment (each, an “Offer Letter” and collectively, the “Offer Letters”), executed by each of Kermit Peterson, Brian S. Locke, Ed Baird and Kevin McCullough;
(l)
    a certificate executed by an authorized officer of Seller as to compliance with the conditions set forth in Section 7.1(d) and (e);
(m)
    a certificate of non-foreign status executed by Seller that complies with Treasury Regulation Section 1.1445-2(b)(2);
(n)
    the Tax Clearance Certificate(s) for each jurisdiction listed on Schedule 8.2(n) or any other documentation or certification requested by Purchaser that may be necessary in order for the Purchaser to be absolved from any successor liability for any Taxes of Seller pursuant to applicable state or local Laws, including a certificate of compliance with bulk sale requirements;
(o)
    a certificate executed by the trustee(s) of each of the Martinson Family Trust and the Schweiker Family Trust in a form reasonably acceptable to the Purchaser as to the authority of such trust to execute and deliver this Agreement and performance its obligations hereunder.
(p)
    the original certificates of title to any motor vehicles included in the Purchased Assets, executed by an authorized officer of the Seller and notarized, together with a completed Arizona Title and Registration Application; and
(q)
    all other documents required to be entered into by the Seller Parties pursuant hereto or reasonably requested by the Purchaser to convey the Purchased Assets to the Purchaser (or its designee), or to otherwise consummate the Acquisition and the other transactions contemplated hereby.
Section 8.3
    Purchaser’s Closing Deliveries. At the Closing:
(j)
    the Purchaser shall deliver, or cause to be delivered, to, or on behalf of, the Seller, the Closing Payment;
(k)
    the Purchaser shall deliver a counterpart of the Escrow Agreement, substantially in the form attached hereto as Exhibit B, executed by the Purchaser or its designee;

(l)
    the Purchaser shall deliver a counterpart of each Assumption Agreement, substantially in the form attached hereto as Exhibit D, executed by the Purchaser or its designee;
(m)
    the Purchaser shall deliver a counterpart of the Assignment of Lease, substantially in the form attached hereto as Exhibit E, executed by Farmer Bros. Co. or its designee;
(n)
    the Purchaser shall deliver, or cause to be delivered, to the Seller Parties, (i) a release of the guarantees of Martinson and Schweiker with respect to the real property lease that is the subject of the Assignment of Lease, in a form reasonably acceptable to each of the Purchaser and the Seller Parties, and (ii) a substitute corporate guarantee to the landlord under such lease if required by such landlord;
(o)
    the Purchaser shall deliver, or cause to be delivered, to the Seller Parties, a certificate by the Secretary or any Assistant Secretary of the Purchaser, dated the Closing Date, as to the effectiveness of the resolutions of the board of directors of the Purchaser authorizing the execution, delivery and performance hereof by the Purchaser, passed in connection herewith and the transactions contemplated hereby;
(p)
    the Purchaser shall deliver a certificate of good standing for the Purchaser issued within five days prior to the Closing Date by the Secretary of State of the State of Delaware;
(q)
    the Purchaser shall deliver a counterpart of the Schweiker Consulting LLC Consulting Agreement, substantially in the form attached hereto as Exhibit G, executed by the Purchaser or its designee;
(r)
    the Purchaser shall deliver a counterpart of the Marburn LLC Consulting Agreement, substantially in the form attached hereto as Exhibit H, executed by the Purchaser or its designee;
(s)
    the Purchaser shall deliver a counterpart of each of the Offer Letters, executed by the Purchaser or its designee;
(t)
    the Purchaser shall deliver a certificate executed by an authorized officer of the Purchaser as to compliance with the conditions set forth in Section 7.2(c) and (d); and

(u)
    the Purchaser shall deliver, or cause to be delivered, to the Seller Parties, all other documents required to be entered into or delivered by the Purchaser or reasonably requested by the Seller Parties at the Closing pursuant hereto.
ARTICLE IX

TERMINATION
Section 9.1
    Termination. This Agreement may be terminated:
(r)
    in writing by mutual consent of the Sellers’ Representative and the Purchaser;
(s)
    by written notice from the Sellers’ Representative to the Purchaser, in the event the Purchaser (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it at or prior to the Closing or (ii) materially breaches any of its representations and warranties contained herein, which failure or breach is not cured within 10 days following the Sellers’ Representative having notified the Purchaser of its intent to terminate this Agreement pursuant to this Section 9.1(b);
(t)
    by written notice from the Purchaser to the Sellers’ Representative, in the event any Seller Party (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it at or prior to the Closing or (ii) materially breaches any of its representations and warranties contained herein, which failure or breach is not cured within 10 days following the Purchaser having notified the Sellers’ Representative of its intent to terminate this Agreement pursuant to this Section 9.1(c); or
(u)
    by written notice by the Sellers’ Representative to the Purchaser, or the Purchaser to the Sellers’ Representative, as the case may be, in the event the Closing has not occurred on or prior to October 31, 2016 (the “Expiration Date”) provided, however, that the right to terminate this Agreement shall not be available to any Party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such Expiration Date.
Section 9.2
    Specific Performance and Other Remedies. Each Party hereby agrees that the other Parties would suffer irreparable damage in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by any Party or its Affiliates. It is accordingly agreed that each Party shall be entitled to seek an injunction or injunctions or specific performance to prevent breaches of this Agreement by the other Parties, as applicable, and to enforce specifically the terms and provisions of this Agreement without the necessity of posting any bond or security, this being in addition to any other remedy to which they are entitled at law or equity.
Section 9.3
    Effect of Termination. In the event of termination of this Agreement pursuant to this Article IX, this Agreement shall forthwith become void and there shall be no Liability on the part of any Party or its members, partners, officers, directors or managers, except for obligations under Section 6.7 (Public Announcements), Section 11.1 (Notices), Section 11.5 (Governing Law), Section 11.7 (Consent to Jurisdiction, etc.), Section 11.8 (Waiver of Jury Trial), Section 11.16 (Transaction Costs) and this Section 9.3, all of which shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing contained herein shall relieve any Party from Liability for (i) any intentional breach hereof prior to the termination of this Agreement, or (ii) any breach following termination of this Agreement with respect to those obligations that survive termination of this Agreement.
ARTICLE X

INDEMNIFICATION
Section 10.1
    Indemnification Obligations of the Seller Parties. If the Closing occurs, and subject to the limitations set forth in the remainder of this Article X, the Seller, the Party Stockholders, Schweiker and Martinson, jointly and severally, shall indemnify, defend and hold harmless the Purchaser Indemnified Parties from, against, and in respect of, any and all Liabilities, penalties, fines and judgments (at equity or at law, including statutory and common) whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses) arising out of or relating to:
(v)
    any breach or inaccuracy of any representation or warranty made by the Seller and Party Stockholders in Article IV of this Agreement or in any Bills of Sale, Assumption Agreements or Assignment of Lease;
(w)
    any breach of any covenant, agreement or undertaking made by the Seller Parties in this Agreement or in any Bills of Sale, Assumption Agreements or Assignment of Lease;
(x)
    (i) Taxes of Seller for periods or portions thereof ending on or before the Closing Date, in addition to any Taxes described in Section 2.1(d)(ii); and (ii) without duplication, Taxes imposed on the Purchaser or its Affiliates as a result of

(x) a breach of a representation or warranty set forth in Section 4.14 or (y) a breach of a covenant or agreement set forth in Section 6.1(y) or Section 6.10;
(y)
    the Excluded Assets or the Excluded Liabilities; or
(z)
    the Indebtedness, Change of Control Payments or Transaction Expenses, in each case only to the extent not included in the calculation of the Closing Payment described in Section 3.2(a).
The Liabilities, penalties, fines and judgments of the Purchaser Indemnified Parties described in this Section 10.1 as to which the Purchaser Indemnified Parties are entitled to indemnification are collectively referred to as “Purchaser Losses.”
Section 10.2
    Indemnification Obligations of Purchaser. If the Closing occurs, and subject to the limitations set forth in the remainder of this Article X, the Purchaser shall indemnify and hold harmless the Seller Indemnified Parties from, against and in respect of any and all Liabilities, penalties, fines and judgments (at equity or at law, including statutory and common) whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses) arising out of or relating to:
(h)
    any breach or inaccuracy of any representation or warranty made by the Purchaser in Article V of this Agreement or in any Assumption Agreements;
(i)
    any breach of any covenant, agreement or undertaking made by the Purchaser in this Agreement or in any Assumption Agreements;
(j)
    any Liabilities incurred by Seller under the federal WARN Law and any state WARN-related statutes as a result of any layoffs or required relocations by Purchaser following the Closing; or
(k)
    any Assumed Liabilities.
The Liabilities, penalties, fines and judgments of the Seller Indemnified Parties described in this Section 10.2 as to which the Seller Indemnified Parties are entitled to indemnification are collectively referred to as “Seller Losses.”
Section 10.3
    Indemnification Procedures. The Purchaser Indemnified Parties or the Seller Indemnified Parties, as applicable, making a claim under this Article X are referred to as the

“Indemnified Party”, and the Party against whom such claims are asserted under this Article X is referred to as the “Indemnifying Party”.
(a)
    Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after receipt of such notice of such Third Party Claim. The delay in giving such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses or is otherwise prejudiced by reason of such failure or such failure causes such notice to occur after the expiration of the relevant Claims Period for the Third Party Claim. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Purchaser Losses or Seller Losses, as applicable, that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party within 15 days after receipt of notice of such Third Party Claim, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that the Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (i) seeks an injunction or other equitable relief against the Indemnified Party, (ii) alleges criminal conduct on behalf of the Indemnified Party, or (iii) is for an amount in excess of the amount for which the Indemnifying Party is liable pursuant to this Article X. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 10.3(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party; provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party, or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 10.3(b), pay, compromise, and defend such Third Party Claim and seek indemnification for any and all Purchaser Losses or Seller Losses, as applicable, based upon, arising from or relating to such Third Party Claim. The Seller Parties and the Purchaser shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.
(b)
    Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 10.3(b). If a firm offer is made to settle a Third Party Claim without leading to Liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all Liabilities in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within 10 days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer, and the Purchaser Losses or Seller Losses, as the case may be, incurred by the Indemnified Party prior to the offering of such settlement. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 10.3(a) of any Third Party Claim for which the Indemnified Party has acknowledged its obligations to indemnify the Indemnified Party for such Third Party Claim, it shall not agree to any settlement without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.
(c)
    Direct Claims. Any Action by an Indemnified Party on account of Purchaser Losses or Seller Losses, as applicable, which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. Subject to Section 10.4, the failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations except to the extent it is prejudiced thereby or such failure causes such notice to occur after the expiration of the relevant Claims Period for such Direct Claim. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Purchaser Losses or Seller Losses, as applicable, that have been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.
Section 10.4
    Claims Period. Subject to Section 10.9, the Claims Period hereunder shall begin on the date hereof and survive or terminate as follows:
(a)
    with respect to Purchaser Losses arising under (i) Section 10.1(a) with respect to any breach or inaccuracy of any representation or warranty in Section 4.1 (Organization), Section 4.2 (Authorization), Section 4.5(a) (Title to Assets; Related Matters), Section 4.12 (Tax Returns; Taxes), Section 4.17 (Environmental Matters, but limited to subsections (b)-(e) and (g) of Section 4.17) and Section 4.30 (Brokers and Finders), the Claims Period shall terminate on the date that is 60 days following the termination of the applicable statute of limitations or, if there is no applicable statute of limitations, the Claims Period shall survive indefinitely (all Purchaser Losses described in Sections 10.4(a)(i), the “Surviving Obligations”), (ii) Section 10.1(a) with respect to any breach or inaccuracy of any representation or warranty in this Agreement not described in clause (i) above, the Claims Period shall terminate on the date that is 18 months following the Closing Date, or (iv) Sections 10.1(b)-(e), the Claims Period shall terminate on the date that is 60 days following the termination of the applicable statute of limitations or, if there is no applicable statute of limitations, the Claims Period shall survive indefinitely; and
(b)
    with respect to Seller Losses, the Claims Period shall terminate on the date that is 60 days following the termination of the applicable statute of limitations or, if there is no applicable statute of limitations, the Claims Period shall survive indefinitely. Notwithstanding the foregoing, if, prior to 5:00 p.m. Central U.S. Time on the last day of the applicable Claims Period, an Indemnifying Party shall have been properly notified by an Indemnified Party of a Third Party Claim or Direct Claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof. All claims for which notice is not given in accordance with this Section 10.4 within the applicable Claims Period shall terminate and be deemed to be waived by the Party seeking to assert such claim.
Section 10.5
    Liability Limits.
(a)
    Subject to Section 10.9, the Seller Parties, in the aggregate shall not be liable under this Article X for Purchaser Losses unless and until the aggregate amount of such Purchaser Losses exceeds $100,000 (the “Basket”), in which event the Seller Parties shall be liable for all Purchaser Losses in excess of the amount of the Basket, up to an amount not to exceed $1,000,000 (the “Cap”); provided, however, the Surviving Obligations and the Seller Parties’ obligations under Sections 10.1(b)-(e) shall not be subject to, or apply toward satisfaction of, the

Basket or the Cap. Subject to Section 10.9, the Seller Parties shall be liable for all Purchaser Losses with respect to a breach or inaccuracy of any Surviving Obligation up to an amount not to exceed $3,000,000 (the “Surviving Obligations Cap”); provided, however, the Seller Parties’ obligations under Sections 10.1(b)-(e) shall not be subject to, or apply toward satisfaction of, the Surviving Obligations Cap. The Schweiker Family Trust and Schweiker shall not be liable under this Article X for Purchaser Losses under Section 10.1(a) in an amount of more than the portion of the Total Consideration actually received by the Schweiker Family Trust as a stockholder of the Seller in the aggregate, and the Martinson Family Trust and Martinson shall not be liable under this Article X for Purchaser Losses under Section 10.1(a) in an amount of more than the portion of the Total Consideration actually received by the Martinson Family Trust as a stockholder of the Seller in the aggregate. For any Purchaser Losses for which the Purchaser Indemnified Parties seek to recover from the Schweiker Family Trust or Schweiker the Purchase Indemnified Parties shall use commercially reasonable efforts to obtain settlement or recovery from the Schweiker Family Trust prior to seeking recovery directly from Schweiker, and for any Purchaser Losses for which the Purchaser Indemnified Parties seek to recover from the Martinson Family Trust or Martinson the Purchase Indemnified Parties shall use commercially reasonable efforts to obtain settlement or recovery from the Martin Family Trust prior to seeking recovery directly from Martinson; provided, however, that the recovery priority established by this sentence shall not be construed as requiring that any Purchaser Indemnified Parties exhaust remedies or otherwise incur material additional costs or delays in seeking recovery under this Article X before proceeding directly against Schweiker or Martinson.
(b)
    The Parties hereby acknowledge and agree that all qualifications in any representations and warranties as to or by material or materiality, including each reference to the defined term “Material Adverse Event,” shall be ignored in determining the amount of the applicable Losses arising from any such breach (but not ignored in determining whether or not the breach has occurred).
Section 10.6
    Escrow. On the Closing Date, the Purchaser shall pay to JP Morgan Chase, as agent to the Purchaser, the Seller and the Sellers’ Representative (the “Escrow Agent”), to the account designated by the Escrow Agent, the Escrow Amount, in accordance with the terms of Section 3.2 of this Agreement and the Escrow Agreement. Excluding payments arising under Section 3.3 (including any failure to make such payments arising under Section 3.3), any payment that a Seller Party is obligated to make to any Purchaser Indemnified Party pursuant to this Article X (each, a “Claim”) shall be paid first, to the extent there are sufficient funds in the Escrow Account, from the Escrow Account. On the date that is 18 months following the Closing Date (such date, the “Escrow Termination Date”), the Escrow Agent shall release the Escrow Amount plus all accrued interest thereon (to the extent not utilized to pay any Purchaser Indemnified Party for any Claim) to the Seller, except that the Escrow Agent shall retain an amount (up to the total amount then held by the Escrow Agent) equal to the amount of all Claims for indemnification under this Article X asserted in accordance with Section 10.3 prior to the Escrow Termination Date but not yet resolved (“Unresolved Claims”). The Escrow Amount retained for Unresolved Claims shall be released by the Escrow Agent (to the extent not utilized to pay the Purchaser Indemnified Parties for any such claims resolved in favor of the Purchaser Indemnified Parties) upon their resolution in accordance with this Article X and the terms of the Escrow Agreement. The Purchaser and the Sellers’ Representative shall jointly instruct the Escrow Agent in writing to release the funds from the Escrow Account in accordance with this Article X and the other terms of this Agreement.
Section 10.7
    Payment of Claims. The applicable Indemnifying Party shall pay any and all of such sums due and owing to the applicable Indemnified Party pursuant to this Article X by wire transfer of immediately available funds within five Business Days of the earlier of (a) a final adjudication which is either not subject to appeal or the time in which to appeal therefrom has expired and (b) the written agreement of the Purchaser and the Sellers’ Representative, in each case, establishing the applicable Indemnifying Party’s indemnification obligation hereunder.
Section 10.8
    Exclusive Remedy. The Parties agree that, excluding (a) any claim for injunctive or other equitable relief, (b) the rights of the Parties under Section 9.2, (c) any claim related to fraud or intentional and willful misconduct by any Party in connection with the transactions related to this Agreement or (d) for the avoidance of doubt, matters related to the Non-Competition Agreements, the indemnification provisions of this Article X are intended to provide the sole and exclusive remedy as to all claims either the Seller, on the one hand, or the Purchaser, on the other hand, may incur arising from or relating to this Agreement following the Closing. Any Liability for indemnification under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such Liability constitutes a breach of more than one representation, warranty, covenant or agreement.
Section 10.9
    Fraud or Intentional and Willful Misconduct. Any claim by a Party with respect to fraud or intentional and willful misconduct on the part of another Party shall not be subject to the limitations of this Article X, including the limitations of the Claims Period, the Basket, the Cap or the Surviving Obligations Cap, with respect to the liability of the Party committing the fraud or intentional and willful misconduct.
Section 10.10
    Tax Treatment of Indemnity Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Total Consideration for Tax purposes, unless otherwise required by Law.
Section 10.11
    [RESERVED].
Section 10.12
    Mitigation; Calculation of Losses. Each Indemnified Party shall take commercially reasonable steps to mitigate and otherwise minimize the Seller Losses or Purchaser Losses (collectively, “Losses”), as applicable, upon and after becoming aware of any event which would give rise to any such Losses. In no case shall Losses include (a) any punitive or speculative damages (except to the extent such excluded damages are part of a third party Claim as to which indemnification is being sought), or (b) fees and expenses of more than one counsel with respect to any indemnity Claim or Claims arising out of the same general allegations or circumstances. The amount of any Losses for which indemnification is provided under this Article X shall be net of (i) any amounts recovered by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any third party, and (ii) any insurance proceeds or other cash receipts or sources of reimbursement received from third parties as an offset against such Loss, net of any increase in premiums and reasonable costs of recovery including any deductible or retention.
ARTICLE XI

MISCELLANEOUS PROVISIONS
Section 11.1
    Notices. All notices, communications and deliveries required or made hereunder must be made in writing signed by or on behalf of the Party making the same and shall be delivered personally or by a national overnight courier service or by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or by email transmission (so long as a receipt of such email is requested and received) as follows:

To the Purchaser:
If prior to December 31, 2016:
Tea Leaf Acquisition Corp.
13601 North Freeway, Suite 200
Fort Worth, Texas 76177
Attn: Thomas J. Mattei, Jr.
Email: tmattei@farmerbros.com
If after December 31, 2016:
Tea Leaf Acquisition Corp.
1912 Farmer Brothers Drive
Northlake, Texas 76226
Attn: Thomas J. Mattei, Jr.
Email: tmattei@farmerbros.com

with a copy to:	Wick, Phillips, Gould & Martin, LLP 3131 McKinney Avenue, Suite 100 Dallas, Texas 75204 Attn: Robert Schroeder Email: rob.schroeder@wickphillips.com
To Seller, any Party Stockholder, and the Sellers’ Representative:	Daniel W. Schweiker 7255 E Las Palmaritas Dr Scottsdale, AZ 85258-2741 Tel No: 602.791.4720 Fax No. :480.483.1193 Email Address: dschweiker@cox.net with a copy to:
Osborn Maledon, P.A.
2929 North Central Ave.
Twenty-First Floor
Phoenix, AZ 85012
Attention: Thomas H. Curzon
 and Clark M. Porter
Tel No.: 602.640.9308 / 602.640.9374
Fax No.: 602-640-9050
Email Address: tcurzon@omlaw.com / cporter@omlaw.com

or to such other representative or at such other address of a Party as such Party may furnish to the other Parties in writing. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery, if delivered in person, or (b) on the first Business Day following timely delivery to a national overnight courier service or (c) on the fifth Business Day following it being mailed by registered or certified mail or (d) upon receipt of email transmission with electronic confirmation of delivery.
Section 11.2
    Schedules and Exhibits. The Schedules and Exhibits are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

Section 11.3
    Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any Party without the prior written consent of the other Parties; provided, however, that the Purchaser may, without the consent of the Seller Parties but only to the extent such assignment will not frustrate or materially reduce the probability of achieving the Earn-Out Condition set forth in Section 3.4, (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (b) designate one or more of its Affiliates to perform its obligations hereunder (in which case, the designor nonetheless shall remain responsible for the performance of all of its obligations hereunder), (c) assign this Agreement to its lenders for collateral security purposes and (d) assign this Agreement to a subsequent purchaser of all or a substantial portion of the Purchaser or the Purchased Assets. Any assignment in contravention of this provision shall be null and void ab initio.
Section 11.4
    Amendment; Modification. This Agreement may be amended, modified or supplemented at any time only by written agreement of the Parties.
Section 11.5
    Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Texas (regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.
Section 11.6
    Captions. The titles, captions and table of contents contained herein are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.
Section 11.7
    Dispute Resolution; Arbitration. Except for any rights that any Party may have to apply to a court of competent jurisdiction for specific performance or injunctive relief, all Legal Disputes shall be submitted solely and exclusively to final and binding arbitration before a single, neutral arbitrator before the American Arbitration Association (“AAA”), in accordance with the AAA’s prevailing National Rules for the Resolution of Commercial Disputes. Such arbitration shall proceed in Dallas, Texas, and the demand for arbitration shall be filed with the AAA only after the initiating Party provides the other Party with at least thirty (30) days’ advance notice of the contemplated demand. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The initiating Party shall advance the arbitration filing fee, and all other AAA administrative fees shall be shared equally by the Parties to such a dispute, subject to apportionment by the arbitrator in the award.
Section 11.8
    Ancillary Proceedings. Any Party may bring a suit, action or special proceeding for the purpose of compelling a party to arbitrate, seeking temporary or preliminary injunctive relief in aid of and pending arbitration hereunder, and/or enforcing an arbitration award. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF COURTS LOCATED IN DALLAS COUNTY IN THE STATE OF TEXAS FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 11.8. The Parties acknowledge that the forum(s) designated by this Section 11.8 have a reasonable relation to this Agreement, and to the Parties’ relationship with one another. The Parties hereby waive, to the fullest extent permitted by applicable Law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in this Section 11.8 and such Parties agree not to plead or claim the same.
Section 11.9
    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, ANY BILLS OF SALE, ANY ASSUMPTION AGREEMENTS OR ANY ASSIGNMENT OF LEASE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY BILLS OF SALE, ASSUMPTION AGREEMENTS OR ASSIGNMENT OF LEASE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL DISPUTE, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.9.
Section 11.10
    Attorneys’ Fees. In the event that any Party institutes any Action against the other Parties arising out of or relating to this Agreement, the prevailing Party in such Action shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such Party in conducting the Action, including reasonable attorneys’ fees and expenses and court costs.
Section 11.11
    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
Section 11.12
    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or email transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
Section 11.13
    Third-Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the Parties, their successors or permitted assigns, and the Purchaser Indemnified Parties and Seller Indemnified Parties as provided in Article X, any rights, remedies, or Liabilities under or by reason of this Agreement, or result in such Person being deemed a third-party beneficiary of this Agreement.
Section 11.14
    Waiver. Any agreement on the part of a Party to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such Party. A waiver by a Party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any Party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.
Section 11.15
    Integration. This Agreement and the documents executed pursuant hereto supersede all negotiations, agreements and understandings among the Parties with respect to the subject matter hereof (except for the Confidentiality Agreement, which the Parties agree will terminate pursuant to its terms or be caused to be terminated as of the Closing) and constitute the entire agreement among the Parties with respect thereto.
Section 11.16
    Transaction Costs. Except as otherwise provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.
Section 11.17
    Sellers’ Representative.
(a)
    The Seller Parties hereby irrevocably nominate, constitute and appoint Daniel W. Schweiker as the representative and the agent and true and lawful attorney-in-fact of the Seller Parties (the “Sellers’ Representative”), with full power of substitution, to act in the name, place and stead of the Seller Parties for purposes of executing any documents and taking any actions that the Sellers’ Representative may, in its sole discretion, determine to be necessary, desirable or appropriate in all matters relating to or arising out of this Agreement, including in connection with (i) any adjustment to the Base Amount as contemplated by Section 3.2, (ii) any determination of the Final Working Capital pursuant to Section 3.3, (iii) any Tax matters as described in Section 6.11 or (iii) any claim for indemnification, compensation or reimbursement under Article X (the “Representative Matters”). Daniel W. Schweiker hereby accepts his appointment as the representative and the agent and true and lawful attorney-in-fact of the Seller Parties. Daniel W. Schweiker shall serve as Sellers’ Representative until the earlier of his death, incapacity, or his removal by the written action of a majority of the Party Stockholders. Following the removal of Daniel W. Schweiker as Sellers’ Representative, or his inability to serve in such capacity, a replacement Sellers’ Representative shall be appointed by the written action of a majority of the Party Stockholders.
(b)
    Upon the Closing, the Seller Parties shall deliver to the Sellers’ Representative an amount equal to $40,000 (the “Representative’s Expense Fund”) to be held in trust to cover and reimburse the fees and expenses incurred by the Sellers’ Representative for his obligations in connection with this Agreement and the transactions contemplated herein.  Any balance of the Representative Expense Fund not incurred for such purposes shall be returned by the Sellers’ Representative to the Seller Parties.
(c)
    Each Seller Party grants to the Sellers’ Representative full authority to execute, deliver, acknowledge, certify and file on behalf of the Seller Parties (in the name of any or all of the Seller Parties or otherwise) any and all documents that the Sellers’ Representative may, in his sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Sellers’ Representative may, in its sole discretion, determine to be appropriate, in performing its duties as contemplated by Section 11.17(a). Notwithstanding anything to the contrary contained in this Agreement, in any Seller Ancillary Document or in any Purchaser Ancillary Document executed in connection with the Acquisition and the transactions contemplated this Agreement, the Purchaser shall be entitled to deal exclusively with the Sellers’ Representative on all Representative Matters, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller Party by the Sellers’ Representative with respect to any Representative Matters, and on any other action taken or purported to be taken on behalf of any Seller Party by the Sellers’ Representative with respect to any Representative Matters, as fully binding upon such Seller Party.
(d)
    The power of attorney granted in Section 11.17(a): (i) is coupled with an interest and is irrevocable; (ii) may be delegated by the Sellers’ Representative; and (iii) shall survive the dissolution, death or incapacity of each of the Seller Parties.

(e)
    All expenses incurred by the Sellers’ Representative in connection with the performance of his duties as the Sellers’ Representative shall be borne and paid exclusively by the Seller Parties.
(f)
    The Sellers’ Representative shall at all times act in his capacity as Sellers’ Representative in a manner that the Sellers’ Representative believes to be in the best interest of the Seller Parties. The Sellers’ Representative shall not be liable to any person for any error of judgment, or any action taken, suffered or omitted to be taken under this Agreement, except in the case of its gross negligence, bad faith or willful misconduct. The Sellers’ Representative may consult with legal counsel, independent public accountants and other experts selected by him. Each Seller Party shall indemnify and hold harmless and reimburse the Sellers’ Representative from and against any and all liabilities, losses, damages, claims, costs or expenses suffered or incurred by the Sellers’ Representative arising out of or resulting from any action taken or omitted to be taken by the Sellers’ Representative under this Agreement, other than such liabilities, losses, damages, claims, costs or expenses arising out of or resulting from the Sellers’ Representative's gross negligence, bad faith or willful misconduct.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first written above.
PURCHASER:
TEA LEAF ACQUISITION CORP.
By:    /s/ Isaac N. Johnston, Jr.
Name:    Isaac N. Johnston, Jr.
Title:    Chief Financial Officer

SELLER:

CHINA MIST BRANDS, INC.

By:    /s/ Dan Schweiker
Name:    Dan Schweiker
Title:    Co-Chairman

PARTY STOCKHOLDERS:

The John Martinson and Suzanne Pickett Martinson Family Trust

By:    /s/ John S. Martinson    /s/ Suzanne Pickett Martinson
Name:    John S. Martinson and Suzanne Pickett Martinson
Title:    Trustees

The Daniel W Schweiker Family Revocable Trust

By:    /s/ Suzanne Schweiker /s/ Dan Schweiker
Name:    Suzanne Schweiker and Dan Schweiker
Title:    Trustees

SELLERS’ REPRESENTATIVE:

/s/ Dan Schweiker
Daniel W. Schweiker

Solely for purposes of Article X:

/s/ Dan Schweiker
Daniel W. Schweiker, individually

/s/ John S. Martinson
John S. Martinson, individually

[Signature Page to Purchase Agreement]

[Signature Page to Purchase Agreement]

Exhibit A
Persons with Knowledge
Dan Schweiker
John Martinson
Kermit Peterson
Brian S. Locke